UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)
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Filed by a Party other than the Registrant ☐

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☑    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to Section 240.14a-12

Lawson Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE: Amendment No. 1 to this schedule 14A is being filed solely to revise a typographical error that erroneously indicated that Michael G. DeCata was elected President and CEO of the Company on September 24, 2013. The actual date he was elected President and CEO was September 24, 2012. The typographical error was discovered prior to printing and mailing.

Lawson Products, Inc.
8770 West Bryn Mawr Avenue, Suite 900
Chicago, Illinois 60631
________________

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
May 13, 2014
________________

TO THE STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of Lawson Products, Inc. (the “Company”, “Lawson”, “we” & “our”), which will be held at 8770 West Bryn Mawr Avenue, Room 936, Chicago, Illinois, 60631 on May 13, 2014 at 10:00 a.m., Central Time.

What will I be voting on?

(1) Election of two directors to serve three years (see page 5);

(2) Advisory Vote On Executive Compensation (see page 8);

(3) Approval of the Amended and Restated 2009 Equity Compensation Plan (see page 11);

(4) Ratification of the Appointment of BDO USA, LLP (see page 15); and

(5) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

You may vote at the meeting if you were a Lawson stockholder of record at the close of business on the record date. The Board of Directors of the Company (the “Board” or “Board of Directors”) has fixed the close of business on March 17, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Accompanying this Notice is a Proxy, a Proxy Statement and a copy of the Company's 2013 Annual Report on Form 10-K. We are electronically disseminating our Annual Meeting materials by using the “Notice and Access” method approved by the Securities and Exchange Commission. We believe this process will provide a convenient way to access your proxy materials and vote. The Notice of Internet Availability of Proxy Materials contains specific instructions on how to access Annual Meeting materials via the internet as well as instructions on how to receive paper copies if preferred. Additionally, a copy of this Notice, the accompanying Proxy Statement and a copy of the Company's 2013 Annual Report on Form 10-K are available at www.edocumentview.com/LAWS.

By Order of the Board of Directors
Neil E. Jenkins
Secretary

Chicago, Illinois
March 28, 2014

_______________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2014
________________
QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. Even if you expect to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided so that your shares may be voted at the meeting. You may also vote your shares by telephone or via the Internet as set forth in the enclosed proxy. If you execute a proxy, you still may attend the meeting and vote in person.

Can I change my vote?
Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

(1)	Revoking it by written notice to Neil E. Jenkins, our Secretary, at 8770 West Bryn Mawr, Chicago, Illinois, 60631 before your original proxy is voted at the Annual Meeting;

(2)	Delivering a later-dated proxy (including a telephone or Internet vote); or

(3)	Voting in person at the meeting.

If you are a beneficial owner and hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?
You will have one vote for every share of Lawson common stock that you owned at the close of business on March 17, 2014.

How many shares are entitled to vote?
There are 8,658,885 shares of Lawson common stock outstanding as of March 17, 2014 and entitled to be voted at the meeting. Each share is entitled to one vote.

How many votes are needed for the proposals to pass?

•	Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy.

•	If any nominee should become unavailable for election as a director, which is not contemplated, the proxies will have discretionary authority to vote for a substitute.

•	In the absence of a specific direction from the stockholders, proxies will be voted for the election of all named director nominees.

•
Because directors are elected by a plurality of the votes cast at the meeting, a proxy card marked “Withhold” with respect to one or more director nominees will have no effect on the election of the nominees.

What if I vote “abstain”?
A vote to “abstain” on the election of directors will have no effect on the outcome.

If you vote “abstain,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

What if I don't return my proxy card and don't attend the Annual Meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted. If you are not a holder of record, your record holder cannot vote your shares without your specific instructions on the election of directors because this proposal is considered a non-routine matter. Therefore, banks, brokers or other nominees will not have the discretion to vote shares held by them on behalf of customers if no instructions are received.

“Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

Is my vote confidential?
Yes. Your voting records will not be disclosed to us except:

•	As required by law;

•	To the inspectors of voting; or

•	In the event the election is contested.
The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Lawson. The tabulator of the votes and at least one of the inspectors of voting will be independent of Lawson and our officers and directors.

If you are a holder of record and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.

When will I receive the Proxy Statement?
This Proxy Statement will be available to stockholders on or about April 1, 2014, in connection with the solicitation of the accompanying proxy by our Board of Directors. Only stockholders of record at the close of business on March 17, 2014 are entitled to notice of and to vote at the meeting. We have retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut, 06902, a firm specializing in the solicitation of proxies, to assist in the solicitation at a fee estimated to be $7,000 plus expenses. Officers of the Company may make additional solicitations in person or by telephone. Expenses incurred in the solicitation of proxies will be borne by the Company.

If the accompanying form of proxy is executed and returned in time or you vote your shares by telephone or via the internet as set forth in the enclosed proxy, the shares represented thereby will be voted.

PROPOSAL 1: ELECTION OF DIRECTORS

Stockholders are entitled to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors to be elected, multiplied by the number of shares such stockholder owns, and such stockholder may cast his or her votes for one nominee or distribute them in any manner he or she chooses among any number of nominees. Unless otherwise indicated on the proxy card, votes may, in the discretion of the proxies, be equally or unequally allocated among the nominees named below. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

The By-Laws of the Company provide that the Board of Directors shall consist of such number of members, between five and nine, as the Board of Directors determines from time to time. The size of the Board of Directors is currently set at nine members. The Board of Directors is divided into three classes, with one class being elected each year for a three-year term. At the annual meeting, two directors are to be elected to serve until 2017.

THE TWO NOMINEES FOR THE BOARD OF DIRECTORS

Directors to Serve Until 2017

Name	Age	First Year Elected Director
Ronald B. Port, M.D.	73	1984
Wilma J. Smelcer	65	2004

The following information has been furnished by the respective nominees and continuing directors. Each nominee and continuing director has held the indicated position, or an executive position with the same employer, for at least the past five years, unless otherwise indicated below.

Ronald B. Port, M.D. has served as Chairman of the Board of Directors since April 2007. Mr. Port is a retired physician. Mr. Port has been a director of the Company since 1984 and is the son of the founder of the Company. Mr. Port's long-term successful stewardship of the Company as a Director and the unique perspective and knowledge gained from his relationship with the Company's founder qualify him to serve as a Director.

Wilma J. Smelcer served as a member of the Board of Governors of the Chicago Stock Exchange from 2001 until April 2004. From 2001 through 2006, Ms. Smelcer was a trustee of Goldman Sachs Mutual Fund Complex (a registered investment company). Ms. Smelcer served as Chairman of Bank of America, Illinois from 1998 to 2001. These professional experiences, along with Ms. Smelcer's extensive financial knowledge, qualify her to serve as a Director.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

DIRECTORS CONTINUING IN OFFICE

Nominees to Serve Until 2015

Name	Age	First Year Elected Director
Andrew B. Albert	68	2009
I. Steven Edelson	54	2009
Thomas S. Postek	72	2005

Directors to Serve Until 2016

Name	Age	First Year Elected Director
James S. Errant	65	2007
Lee S. Hillman	58	2004
Michael G. DeCata	56	2013

Andrew B. Albert has served as Managing Director and Operating Partner of Svoboda Capital Partners LLC, a private equity investment firm, since February 2007. From December 2000 through May 2006, Mr. Albert served as Chairman and Chief Executive Officer of Nashua Corporation, a manufacturer and converter of specialty paper products and toner. Mr. Albert also served as non-executive Chairman of Nashua's Board of Directors from December 2006 through September 2009. Mr. Albert serves as a Director on the Boards of Border Construction Specialties, a distributor of specialty construction products; Forsythe Technologies, a technology consulting and sales firm; and Transco, Inc., a diversified industrial company. Mr. Albert serves on the Board of Directors of the National Parkinson's Foundation and the Advisory Board of the University of Wisconsin Entrepreneurship Center. These professional experiences, along with knowledge and experience acquired in managing distribution and technology firms, qualify Mr. Albert to serve as a Director.

I. Steven Edelson has served as co-founder and Managing Director of International Facilities Group, a leading facilities development and management company, since June 1995.  Mr. Edelson also serves as Principal and Managing Director of The Mercantile Capital Group, a Chicago based private equity investment firm.  Mr. Edelson serves as Director for iTracs Corporation, a portfolio company of Mercantile Capital Partners II.   Mr. Edelson has more than 25 years of real estate transaction experience. Currently Mr. Edelson is a Managing Member of the Lake Erie Crushers, a professional minor league baseball team in the independent Frontier League.   Mr. Edelson is also a member of the Board of Governors of the Hebrew University in Jerusalem. Mr. Edelson is the proud recipient of the 2005 Ellis Island Congressional Medal of Honor. These professional experiences, along with Mr. Edelson's particular knowledge and experience in capital management, qualify him to serve as a Director.

Thomas S. Postek is a Chartered Financial Analyst currently affiliated with Geneva Investment Management of Chicago since January 2005. Mr. Postek was a partner and principal of William Blair & Company, LLC, a Chicago-based investment firm, from 1986 to 2001. During his tenure at William Blair, Mr. Postek covered various business services as an analyst, including industrial distribution. Mr. Postek is also a director of UniFirst Corporation. These professional experiences, along with Mr. Postek's particular knowledge and expertise in finance and capital management, qualify him to serve as a Director.

James S. Errant developed, owned and operated thirteen restaurants over 38 years from 1973 - 2011. Mr. Errant was involved in all facets of the business including: design and construction, concept and product development, marketing, finance management, and employee management. These professional experiences qualify him to serve as a Director.

Lee S. Hillman has served as President of Liberation Advisory Group and Liberation Management Services, both private management consulting firms, since 2003. Mr. Hillman has served as Chief Executive Officer of Performance Health Systems, LLC, an early-stage business distributing bioDensity™ branded, specialty health and exercise equipment, since January 2009. From February 2006 to May 2008, Mr. Hillman served as Executive Chairman and Chief Executive Officer of Power Plate International ("Power Plate"). In November 2012 PPI Acquisitions, LLC, a consortium headed by Mr. Hillman, reacquired the assets of Power Plate, including the global Power Platebrand and in January 2013, PPI Acquisitions merged with Performance Health Systems. Mr. Hillman will lead the combined company, serving as its CEO, now named Performance Health Systems, LLC. Mr. Hillman has served as a member of the Board of Directors as well as a member of the audit committees of: HealthSouth Corporation, Wyndham International, and RCN Corporation. Currently, he serves as Trustee and member of the audit committee at Adelphia Recovery Trust. These professional experiences, along with Mr. Hillman's particular knowledge and experience in managing and restructuring businesses and having served as Chief Executive Officer, Chief Financial Officer, and/or director of other publicly-traded U.S. and international companies and as a former audit partner of an international accounting firm, qualify him to serve as a Director.

Michael G. DeCata was appointed on September 24, 2012 as President and Chief Executive Officer of the Company. Prior to his appointment, Mr. DeCata worked in private equity, conducting acquisition analysis and due-diligence for private equity firms in New York, Connecticut, and Boston from 2009 to 2012. Prior to that, he was President of Chefs' Warehouse, a $300 million specialty food distributor with distribution centers in New York City, Baltimore, Los Angeles, San Francisco and Las Vegas from 2006 to 2009. From June 2008 until June 2013, he served on the Board of Directors of Crescent Electric Supply, one of the largest electrical distributors in the United States. Prior to his position at the Chefs' Warehouse, he led the Contractor Supplies

Division of United Rentals, a $4.0 billion construction equipment rental company. Mr. DeCata also led Fleet Operations at United Rentals which included the acquisition of new construction equipment as well as maintenance of the fleet and sales of used equipment. From 1997 until 2002 he led the eastern region of WW Grainger. The eastern region generated over $1.4 billion in sales, and consisted of 152 branch locations and a team of approximately 2,000. Mr. DeCata began his career at General Electric and worked in a variety of cross-functional as well as cross-business positions from 1979 until 1997. His GE positions included GE Plastics, GE Semiconductor, GE Robotics & Factory Automation, GE Capital, GE Power Systems, GE Utility and Industrial Sales Division and others. These professional experiences qualify him to serve as a Director.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its NEOs (“Named Executive Officers” or “NEOs”). Our Board and the Compensation Committee of the Board of Directors (“Compensation Committee”) are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for decisions regarding compensation. Our compensation programs have been structured to balance short-term results with long-term success, and enable us to attract, retain, focus, and reward our executive team for delivering stockholder value. In deciding how to vote on this proposal, please refer to "Remuneration of Executive Officers—Compensation Discussion and Analysis—Executive Summary" for an overview of the compensation of our Named Executive Officers.

Why You Should Approve our Executive Compensation Program

The Company’s goals for its executive compensation program are intended to strike a balance between retaining the best talent, achieving superior results and rewarding those committed to stabilizing and continuously improving our Company. The Company seeks to accomplish these goals in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes performance-based awards, satisfies these goals and is aligned with the long-term interests of its stockholders.

We believe that stockholders should consider the following information in determining whether to approve this proposal:

1. Compensation Program is aligned with Long-Term Stockholder Value

A significant portion of our executives' compensation is directly linked to the Company’s financial performance and the creation of stockholder value through performance-based annual and equity-based long-term incentive awards.

We encourage a long-term orientation of our executives by using three-year minimum vesting requirements. Participants eligible for long-term incentive awards only realize value in their awards if there is an increase in Lawson’s stock price, therefore, NEOs are rewarded for growth in the same manner as stockholders.

Only the Compensation Committee may approve equity grants. The equity plan does not permit repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval (including cash buyouts).

In accordance with our pay-for-performance philosophy, the Company's Chief Executive Officer's ("CEO") total direct compensation has been aligned with our total stockholder return (TSR) over the most recent 5 year period.

Stockholder Value
Our company has experienced a meaningful rebound in value since a period of downturn in our business. On the following chart, we highlight the decrease in stock price stockholders experienced from 2011 through the 3rd quarter of 2012, followed by an increase in share price beginning on the date the Board elected Michael G. DeCata as President and CEO of the Company, September 24, 2012.

Historical Stock Price (2011 - 2013)

$17.00
$15.00
$13.00
$11.00
$9.00
$7.00
$5.00
$15.11
$5.96
$9.90
$12.25
2011 Year End
9/24/2012 (1)
2012 Year End
2013 Year End

The closing stock price on the record date (March 17, 2014) was $15.49.
Executive Pay
Over approximately the same time period, the total compensation cost of our senior team has been aligned with our business results and market value. On the following chart, we highlight the corresponding change in aggregate target compensation of the Named Executive Officers for the period 2011 through 2013.

2011 - 2013 Targeted Compensation, (in $000s)
2011 (1)
2012 (2)
2013 (3)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,898
$1,674
$1,715
$1,335
$1,015
$1,144
$1,242
$1,044
$1,095
$4,474
$3,733
$3,954
Base Pay
Target LTIP
Target AIP
Total Compensation

1) 2011 Total Targeted Compensation is $1,500; $611.5; $781.8; $1,038.2 and $542.7 for Messrs. Neri, Knutson, Jenkins, Dochelli and Howley, respectively.
2) 2012 Total Targeted Compensation is $1,425; $660.1; $838.4; $375.3 and $434.6 for Messrs. DeCata, Knutson, Jenkins, Libby and Border, respectively.
3) 2013 Total Targeted Compensation is $1,425; $693.0; $861.0; $507.0 and $468.0 for Messrs. DeCata, Knutson, Jenkins, Libby and Tuvell, respectively.

2. Strong Pay-for-Performance Orientation

•	Base Salary: Annual base salaries of the President and CEO and the other NEOs were not increased in 2013.

•
2013 Annual Incentive Plan: The Compensation Committee held firm to the plan goals and mechanics and did not make discretionary adjustments to plan payouts (normal adjustments are made annually including adjustments for incentive compensation, the net market loss of the cash surrender value of life insurance and the deferred compensation liability and other non-routine, non-operating adjustments). As a result, actual plan payouts were below plan targets primarily due to shortfalls in our revenue growth vs. plan.

•
Long-Term Incentive Plan: Over the last three years, we have significantly changed our Long-Term Incentive Plan ("LTIP") to focus solely on stockholder value creation. This included canceling our performance-based cash LTIP based on financial metrics that were in place for the 2012-2014 performance period and replacing it with out-of-the-money SPR grants in 2012. As a result, the CEO and other NEOs must earn a significant portion of their total compensation through the Company’s long-term incentive plans. Specifics of the long-term incentive plans are provided in the Compensation Discussion & Analysis (“CD&A”) section on page 22.

3. Summary of Key Compensation Practices

We align our compensation programs and practices with evolving governance best practices as discussed in our CD&A. In addition, we do not:

•	Provide a supplemental executive retirement plan (SERP);

•	Provide single-trigger golden parachute payments;

•	Provide perquisites for former or retired executives;

•	Provide personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowance, or executive life insurance; and

•	Pay or provide payments for cause terminations or resignations other than for good reason following a change in control.

The Compensation Committee meets the independence standards of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Compensation Committee meets without management present at least four times per year. The Compensation Committee retains an independent compensation consultant whose firm does not provide any other services to management or the Company.

This advisory vote on the compensation of our NEOs, commonly referred to as a "say-on-pay" vote, gives stockholders another mechanism to convey their views about our compensation programs and policies. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will carefully review and consider the outcome of the vote when making future compensation decisions for Named Executive Officers. As approved by its stockholders at the 2011 Annual Meeting and consistent with the Board's recommendation, the Company is submitting this proposal for a non-binding vote on a triennial basis.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum. Proxies submitted without direction pursuant to this solicitation will be voted "FOR" the approval of the compensation of the Company's NEOs, as disclosed in this proxy statement.

We are asking stockholders to approve the following advisory resolution at the 2014 Annual Meeting:

"RESOLVED, that the stockholders of Lawson approve, on an advisory basis, the compensation of the Company's NEOs listed in the 2013 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section entitled "Executive Compensation," including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures set forth under that section."

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - APPROVAL OF THE AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN

Summary of the Amended and Restated 2009 Equity Plan

The Board approved and adopted the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended and restated, effective May 13, 2014 (the “Amended and Restated 2009 Equity Plan”), subject to stockholder approval herein. Set forth below is a summary of the principal features of the Amended and Restated 2009 Equity Plan. The summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2009 Equity Plan, which is attached as Appendix A to this Proxy Statement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Amended and Restated 2009 Equity Plan, unless the context clearly dictates otherwise.

The changes to the terms and conditions of the Amended and Restated 2009 Equity plan were minimal, such as adding limits on the number of shares that may be awarded to a participant and incorporating best practices provision to protect the Company (e.g., clawback and electronic deliver provisions) and the rest of the plan remains unchanged.

Administration and Delegation. The Compensation Committee will have the responsibility, in its sole discretion, to control, operate, manage, interpret and administer the Amended and Restated 2009 Equity Plan and any Award Agreement issued thereunder in accordance with its terms, and to make all other determinations that it deems necessary or advisable for the administration of the Plan or any Award Agreement. The Compensation Committee may delegate in writing such administrative duties as it may deem advisable to one or more of its members or to one or more agents. All determinations and interpretations by the Compensation Committee shall be binding and conclusive on the participants.

Eligibility. The Amended and Restated 2009 Equity Plan authorizes the Compensation Committee to make awards to employees and to non-employee directors of the Company. The number of options and other awards, if any, that an individual will be entitled to receive under the Amended and Restated 2009 Equity Plan will be at the discretion of the Compensation Committee and therefore cannot be determined in advance.

Authorized Shares. The Amended and Restated 2009 Equity Plan authorizes the issuance of a maximum of 600,000 shares of Common Stock, subject to adjustment upon the occurrence of certain events as described below. No single participant may receive awards of more than 40,000 shares of Common Stock in any calendar year.

Adjustments to Awards. The Amended and Restated 2009 Equity Plan provides that if there is a change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding award so that the value of each award immediately after the change is not significantly diluted or enhanced. Subject to certain restrictions, the Compensation Committee may make adjustments to the number and kind of shares subject to awards and the exercise price of stock options and may make other modifications to awards to address changes in the Common Stock or for other equitable purposes or in response to unusual events affecting the Company or changes in applicable laws or accounting principles.

Types of Awards Allowed Under the Amended and Restated 2009 Equity Plan

Stock Options. The Compensation Committee may grant nonqualified options and incentive stock options. The option price of nonqualified stock options and incentive stock options will be the fair market value of the Common Stock on the date of grant, unless in the case of nonqualified options the Compensation Committee in its sole discretion determines otherwise. Options qualifying as incentive stock options will be required to meet certain requirements of the Internal Revenue Code of 1986 (the “Code”) and only participants who are employees will be eligible to receive incentive stock options.

The Amended and Restated 2009 Equity Plan allows the Compensation Committee to determine the method or methods of payment to be allowed for the exercise of stock options including payment in cash, withholding shares otherwise issuable on exercise of the options or by delivering other shares of Common Stock.

The Amended and Restated 2009 Equity Plan requires the Compensation Committee to fix the term of each option, but the term may not exceed twenty years from the date of grant for nonqualified stock options and ten years from the date of grant for incentive stock options. The exercisability of options may be accelerated by the Compensation Committee when it would be in the best interest of the Company. In the absence of different action by the Compensation Committee, each stock option that vests on the basis of time will immediately and automatically vest on the date of the change in control to the extent it would have otherwise vested on or before the first anniversary of the date of the change in control.

Performance Goals. The Committee may select one or any combination of the following Performance Measures with respect to the Company or any Subsidiary or any business unit or combination thereof:

•	Revenue;

•	Sales;

•	Pretax income before allocation of corporate overhead and bonus;

•	Budget;

•	Cash flow;

•	Earnings per share;

•	Net income;

•	Division, group or corporate financial goals;

•	Appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company;

•	Dividends paid;

•	Total stockholder return;

•	Return on stockholders' equity;

•	Return on assets;

•	Return on investment;

•	Internal rate of return;

•	Attainment of strategic and operational initiatives;

•	Market share;

•	Stock price;

•	Operating margin;

•	Profit margin;

•	Gross profits;

•	Earnings before interest and taxes;

•	Economic value added models;

•	Comparisons with various stock market indices;

•	Earnings before interest, taxes, depreciation and amortization;

•	Increase in number of customers;

•	Reductions in costs;

•	Resolution of administrative or judicial proceedings or disputes; or

•	Funds from operations.

The Committee, in its discretion but subject to Section 162(m), may elect to exclude, in calculating performance under any of the above criteria, (a) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (b) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (c) the cumulative effects of accounting changes, (d) discontinued operations, and (e) any business units, divisions, Subsidiaries or other entities sold or acquired.

Stock Awards and Stock Units. The Amended and Restated 2009 Equity Plan authorizes the Compensation Committee to grant awards of Common Stock, subject to any terms and conditions the Compensation Committee determines to be appropriate. The Amended and Restated 2009 Equity Plan also authorizes the Compensation Committee to grant awards of stock units, representing the right to receive shares of Common Stock upon the fulfillment of applicable criteria established by the Compensation Committee. Upon the vesting of stock units, the shares of Common Stock corresponding to the stock units will be distributed to the participant, unless the Compensation Committee provides for the payment of such stock units either partially or entirely in cash. Upon the occurrence of a change in control, the Compensation Committee may in its sole discretion take such actions as it deems appropriate with respect to outstanding stock awards and stock units, including accelerating the vesting date or payout of such awards or units. In the absence of different action by the Compensation Committee, each stock award or stock unit that vests on the basis of time shall immediately and automatically vest on the date of the change in control to the extent it would have otherwise vested on or before the first anniversary of the date of the change in control.

Other Information. The Board of Directors may terminate the Amended and Restated 2009 Equity Plan at any time but such termination will not reduce or adversely affect any outstanding award. The Board of Directors may amend the Amended and Restated 2009 Equity Plan at any time with or without prior notice, as long as the amendment does not adversely change any terms and conditions without the participant’s consent. The Amended and Restated 2009 Equity Plan will terminate on May 13, 2024, the tenth anniversary of the effective date, unless further amended.

Number of employees eligible to participate in the Plan. Although all employees are eligible to participate in the Amended and Restated 2009 Equity Plan, typically about 14 employees and 8 directors annually received awards or grants under the Amended and Restated 2009 Equity Plan and the Company's past equity incentive plans.
Plan Benefits. The identity of the individuals eligible to receive awards and the future amount of awards under the Amended and Restated 2009 Equity Plan is not yet determinable. Future awards under the Amended and Restated 2009 Equity Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the Amended and Restated 2009 Equity Plan in the future.

The equity awards granted to our Named Executive Officers under the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended in 2011 and outstanding as of December 31, 2013 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found on page 43 of this Proxy Statement. As of December 31, 2013, 77,393 shares are currently available for future issuance under the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended in 2011. The Committee has awarded 51,288 shares in 2014 under the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended in 2011.

The stock price on March 17, 2014 is $15.49.

Equity Overhang and Burn Rate
The Compensation Committee reviewed the company's historical equity compensation practices (employees and directors) and conducted an analysis of the impact of the Company’s equity grants practices on the stockholders. Additionally, the Compensation Committee analyzed the impact of requesting additional shares in the future. As of December 31, 2013 our equity overhang was equal to 3.6%. If the requested increase in shares is approved by our stockholders, this equity overhang (based on the equity awards and shares outstanding as of December 31, 2013) will increase to 9.6%, which is aligned with the median overhang of our core peer group.

In addition to assessing equity overhang and potential cumulative dilution, the Compensation Committee reviewed our burn rate and share dilution as compared to our peer group and other governance standards. As of December 31, 2013, our historical three-year average burn rate was 1.40%; consistent with the median of our peer group practices.

Federal Income Tax Consequences

With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of the shares to the participant, or within two years from the date the option to acquire the shares is granted, then for federal income tax purposes (1) the optionee will not recognize any income at the time of exercise of the option; (2) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an “item of adjustment” for purposes of the alternative minimum tax; and (3) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Otherwise, the participant will recognize ordinary income equal to the difference between the fair market value of the shares as of the date of exercise and the option price, or if less, the amount by which the value of the shares on the date of the sale or other disposition exceeds the option exercise price; any additional increase in the value of option shares after the exercise date will be taxed as capital gain. The Company will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares if the holding period discussed above is met. If the shares are sold or disposed of before the expiration of the required holding period, the Company will be allowed a tax deduction equal to the amount of ordinary income recognized by the participant.

With respect to the grant of options which are not incentive stock options, upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. The Company generally will receive an equivalent deduction at that time.

With respect to restricted stock awards and other stock awards, an amount equal to the fair market value of the shares of Common Stock distributed to the participant (in excess of any purchase price paid by the participant) will be includable in the participant’s gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture. If a participant receives an award subject to a forfeiture restriction, the participant may elect to include in gross income the fair market value of the award, otherwise the participant will include in gross income the fair market value of the award subject to a forfeiture restriction on the earlier of the date the restrictions lapse or the date the award becomes transferable. The Company generally is entitled to a deduction at that time and in the amount equal to the income included in the gross income of a participant.

We believe that this Proposal is in the best of interest of stockholders because it will allow us to award a significant percentage of executives’ total compensation in shares of stock, thus more effectively linking executives’ interest to those of the stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2009 EQUITY COMPENSATION PLAN.
Equity Compensation Plan Information
The following table provides information as of December 31, 2013, regarding the number of shares of common stock that were available for issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	273,602	$10.36	77,393

Equity compensation plans not approved by security holders	—	—	—

Total	273,602	$10.36	77,393

(1)	Includes potential common stock issuance of 47,901 from restricted stock awards, 88,503 from market stock units 12,198 from stock options and 125,000 from stock awards.

(2)	Weighted-average exercise price of 12,198 stock options and 125,000 stock awards.

PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

The Audit Committee of the Board of Directors has appointed BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Although the Company’s governing documents do not require the submission of this matter to stockholders, the Board of Directors considers it desirable that the appointment of BDO USA, LLP be ratified by stockholders.

Audit services provided by BDO USA, LLP for the fiscal year ended December 31, 2013 included the audit of the consolidated financial statements of the Company, audit of the Company’s internal control over financial reporting, and services related to periodic filings made with the Securities and Exchange Commission (“SEC”). Additionally, BDO USA, LLP provided certain consulting services related to domestic and international tax compliance. See “Fees Billed To The Company By Ernst & Young LLP and BDO USA, LLP for a description of the fees paid to Ernst & Young LLP and BDO USA, LLP in 2012 and 2013, respectively.

One or more representatives of BDO USA, LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

If the appointment of BDO USA, LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 17, 2014 concerning the beneficial ownership by each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company, each director, each named executive officer, and all executive officers and directors as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is 8770 West Bryn Mawr Avenue, Chicago, Illinois, 60631. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are included with more than one name in the table. The total number of the Company's shares of common stock issued and outstanding as of March 17, 2014 is 8,658,885.

	Sole Dispositive Power		Shared Dispositive Power		Restricted Stock Awards (1)	Total	%
Five Percent Stockholders
Trusts for the benefit of Dr. Port's family	—		1,269,678	(2)	—	1,269,678	14.7%
KDI Capital Partners, LLC	—		792,876	(3)	—	792,876	9.2%
4101 Lake Boone Trail
Raleigh, North Carolina 27607
Dimensional Fund Advisors LP	676,346	(4)	—		—	676,346	7.8%
6300 Bee Cave Road
Austin, Texas 78746
Van Den Berg Management, Inc.	561,255	(5)	—		—	561,255	6.5%
805 Las Cimas Parkway
Austin, Texas 78746
Mario J. Gabelli	551,340	(6)	—		—	551,340	6.4%
One Corporate Center
Rye, New York 10580
Jenna Walsh	14,660		437,989	(7)	—	452,649	5.2%
Samantha Borstein	1,660		437,988	(8)	—	439,648	5.1%
James K. Gardner, Trustee	—		875,977	(9)	—	875,977	10.1%

Non-Executive Directors
Andrew B. Albert	27,654		—		4,286	31,940	0.4%
I. Steven Edelson	12,654		—		4,286	16,940	0.2%
James S. Errant	490,454	(10)	—		4,286	494,740	5.7%
Lee S. Hillman	15,943		—		4,286	20,229	0.2%
Ronald B. Port M.D.	136,082		1,281,041	(11)	4,286	1,421,409	16.4%
Thomas S. Postek	25,239		—		4,286	29,525	0.3%
Robert Rettig	14,654		—		4,286	18,940	0.2%
Wilma J. Smelcer	15,443		—		4,286	19,729	0.2%

Named Executive Officers
Michael G. DeCata	7,500		—		—	7,500	*
Neil E. Jenkins	10,182		—		3,532	13,714	0.1%
Ronald J. Knutson	2,596		—		2,763	5,359	*
Michael R. Tuvell	5,214		—		727	5,941	*

All Officers & Directors	763,615		1,281,041		41,310	2,085,966	24.1%

*	Less than 0.1%

(1)	Unvested restricted stock awards, which have no voting or dividend rights and are non-transferable, will be exchanged for shares of the Company's Common Stock over their respective voting periods.

(2)
Consists of 1,269,678 shares owned by trusts established for the benefit of Dr. Port and his family. Dr. Port and Charles Levun are co-trustees of these trusts, and accordingly share voting and dispositive with regard to those shares.

(3)	Based on Schedule 13G/A filed with the SEC on February 6, 2014, KDI Capital partners Inc. beneficially held shared voting and dispositive power for 792,876 shares on December 31, 2013.

(4)
Based on Schedule 13G/A filed with the SEC on February 10, 2014, Dimensional Fund Advisors LP beneficially held sole voting power for 666,018 shares and held sole dispositive power for 676,346 shares on December 31, 2013.

(5)	Based on Schedule 13G/A filed with the SEC on February 13, 2014, Van Den Berg Management, Inc. beneficially held sole voting and dispositive power for 561,255 shares on December 31, 2013.

(6)	Based on Schedule 13D/A filed with the SEC on March 3, 2014, Mario J. Gabelli beneficially held sole voting and dispositive power for 551,340 shares on February 28, 2014.

(7)
Consists of 437,989 shares of common stock held as co-trustee of the Jenna Walsh Exempt Trust. James Gardner is co-trustee of this trust and those shares are reflected in the shares that he beneficially owns in this table. Jenna Walsh is the daughter of James Errant.

(8)
Consists of 437,988 shares of common stock held as co-trustee of the Samantha E. Borstein Exempt Trust. James Gardner is co-trustee of this trust and those shares are reflected in the shares that he beneficially owns in this table. Samantha Borstein is the daughter of James Errant.

(9)
James Gardner is the co-trustee of the Samantha E. Borstein Exempt Trust (437,988 shares) and the Jenna Walsh Exempt Trust (437,989 shares), Samantha Borstein is co-trustee of the Samantha E. Borstein Trust and Jenna Walsh is co-trustee of the Jenna Walsh Exempt Trust. Mr. Gardner has no monetary interest in the shares held by the trusts.

(10)	Consists of 20,366 shares held directly by James Errant and 470,088 shares owned by trusts for the benefit of Mr. Errant's family. Mr. Errant is the sole trustee of these trusts.

(11)
Consists of 1,281,041 shares of common stock held along with Charles Levun as co-trustees of trusts formed for the benefit of Dr. Port and his family and 11,363 shares of common stock as financial advisor of a trust.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Amended and Restated By-Laws provide that the roles of Board Chairman and CEO may be filled by the same or different individuals. This provides the Board the flexibility to determine whether these roles should be combined or separated based on the Company's circumstances and needs at any given time. The role of Chairman of the Board is currently held by Ronald B. Port, M.D. and the position of CEO is currently held by Mr. Michael G. DeCata. This separation of the Chairmanship and the CEO position has been in place since 2007. The separation of the Chairmanship and the CEO functions provides the Board with additional independence and oversight. The Board believes this leadership structure has served the Company well and believes it is in the best interest of the Company's stockholders to continue with this structure at this time.

Board of Director Meetings and Committees

The Board of Directors has standing Audit, Compensation, Financial Strategies, Management Development, and Nominating and Governance Committees. All committees have each adopted a charter for their respective committees. These charters may be viewed on the Company's website, www.lawsonproducts.com, and copies may be obtained by request to the Secretary of the Company. Those requests should be sent to Corporate Secretary, Lawson Products, Inc., 8770 W. Bryn Mawr, Chicago, Illinois, 60631.

Annual Meeting Attendance Policy

The Company expects all members of the Board of Directors to attend the annual meeting of stockholders, but from time to time, other commitments may prevent all directors from attending each meeting.

Director Attendance at Board of Directors and Committee Meetings

In 2013, the directors attended on average, either in person or via teleconference, 100% of the meetings of the Board of Directors and over 99% of the respective committees' meetings on which they served. All of the directors attended the last Annual Meeting held on May 14, 2013. The following chart shows the membership and chairpersons of our board committees, committee meetings held and committee member attendance.

Director	Board of Directors	Audit	Compensation	Financial Strategies	Management Development	Nominating & Corporate Governance
Andrew B. Albert	4		4	4	1	4
Michael G. DeCata	3**			2**
I. Steven Edelson	4		4	4
James S. Errant	4			4	1	4
Lee S. Hillman	4	9	4*	4*
Ronald B. Port, M.D.	4*			4	1
Thomas S. Postek	4	9*		4
Robert G. Rettig***	4	9	4			4
Wilma J. Smelcer	4	8			1*	4*
Number of Meetings Held	4	9	4	4	1	4
*    Chairperson

**	Mr. DeCata was elected to the Board of Directors and the Financial Strategies committee at the May 14, 2013 meeting.
*** Mr. Rettig has determined that he will not stand for re-election at the Annual Meeting held on May 13, 2014.

The Audit Committee
The functions of the Audit Committee include (i) reviewing the Company's procedures for monitoring internal control over financial reporting; (ii) overseeing the appointment, compensation, retention and oversight of the Company's independent auditors; (iii) reviewing the scope and results of the audit by the Company's independent auditors; (iv) reviewing the annual audited financial statements and quarterly financial statements with management and the independent auditors; (v) periodically reviewing with the Company's General Counsel potentially material legal and regulatory matters and corporate compliance; and (vi) reviewing and approving all related party transactions. Additionally, the Audit Committee provides oversight of the Company's Enterprise Risk Management program.
The Audit Committee consists of Thomas S. Postek (Chair), Lee S. Hillman, Robert G. Rettig and Wilma J. Smelcer. Each member of the Audit Committee satisfies the independence requirements of The Nasdaq Stock Market and the SEC and satisfies the financial sophistication requirements of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Postek is an “audit committee financial expert” as such term is defined by the SEC.

The Compensation Committee

The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of the CEO and establishes compensation for all other executive officers of the Company. The Compensation Committee is responsible for (i) reviewing and approving corporate goals and objectives relevant to the compensation for executive officers; (ii) evaluating the performance of executive officers in light of those goals and objectives and (iii) setting the compensation level of executive officers based on this evaluation. The Compensation Committee also administers incentive-compensation plans and equity-based plans established or maintained by the Company from time to time; makes recommendations to the Board of Directors with respect to the adoption, amendment, termination or replacement of the plans; and recommends to the Board of Directors the compensation for members of the Board of Directors. The Compensation Committee reviews and approves the compensation programs for the CEO and senior management which include the Named Executive Officers whose compensation is included in this report. The CEO makes recommendations on compensation to the Compensation Committee for all executive officers except himself.

The Compensation Committee consists of Lee S. Hillman (Chair), Andrew B. Albert, I. Steven Edelson and Robert G. Rettig. Each member of the Compensation Committee satisfies the independence requirements of The Nasdaq Stock Market (including the new enhanced independence requirements for Compensation Committee members) and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code).

The Financial Strategies Committee

The Financial Strategies Committee reviews and evaluates the Company's financial plans and financial structure, monitors the Company's relationship with its lenders, reviews financial results against established budgets, approves any proposed acquisitions, dispositions or liquidations and makes recommendations to the Board of Directors regarding significant capital expenditures. The Financial Strategies Committee consists of Lee S. Hillman (Chair), Andrew B. Albert, I. Steven Edelson, James S. Errant, Ronald B. Port, M.D, Thomas S. Postek and Michael G. DeCata.

The Management Development Committee

The Management Development Committee is responsible for evaluating potential candidates for executive positions, reviewing management development and succession objectives and regularly reviewing the results of the annual evaluation process. The directors who serve on the Management and Development Committee are Wilma J. Smelcer (Chair), Andrew B. Albert, James S. Errant, and Ronald B. Port, M.D.

The Nominating and Governance Committee

The Nominating and Governance Committee identifies and nominates potential directors to the Board of Directors and otherwise takes a leadership role in shaping the corporate governance of the Company. The Nominating and Governance Committee consists of Wilma J. Smelcer (Chair), Andrew B. Albert, James S. Errant and Robert G. Rettig. Each member of the Nominating and Governance Committee satisfies the independence requirements of The Nasdaq Stock Market.

Director Nominations

The Nominating and Governance Committee will consider Board of Director nominees recommended by stockholders. Those recommendations should be sent to the Chairman of the Nominating and Governance Committee, c/o Corporate Secretary of Lawson Products, Inc., 8770 West Bryn Mawr, Chicago, Illinois, 60631. In order for a stockholder to nominate a candidate for director, under the Company's Certificate of Incorporation, timely notice of the nomination must be given in writing to the Secretary of the Company. With respect to the meeting, in order to be timely, a stockholder's notice shall be mailed or delivered to the Secretary of the Company not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year's meeting. The Company's Charter is not inconsistent with the By-Laws' provisions. The Company's Certificate of Incorporation specifies additional information regarding the nominee that must accompany the notice.

The Nominating and Governance Committee will follow procedures which the Nominating and Governance Committee deems reasonable and appropriate in the identification of candidates for election to the Board of Directors and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent members of the Board of Directors and by stockholders. The manner in which the Nominating and Governance Committee evaluates nominees for director is the same regardless of whether the nominee is recommended by a security holder.

The Nominating and Governance Committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of stockholders as a whole and not any specific interest group or constituency. The Nominating and Governance Committee does not have a policy with regard to consideration of diversity in identifying director nominees. The Nominating and Governance Committee will consider a candidate's qualifications and background including, but not limited to, responsibility for operating a public company or a division of a public company, other relevant business experience, a candidate's technical background or professional qualifications and other public company boards of directors on which the candidate serves. The Nominating and Governance Committee will also consider whether the candidate would be “independent” for purposes of The Nasdaq Stock Market and the rules and regulations of the SEC. The Nominating and Governance Committee may, from time to time, engage the service of a professional search firm to identify and evaluate potential nominees.

Determination of Independence

The Company's Board of Directors has determined that directors Andrew B. Albert, I. Steven Edelson, James S. Errant, Lee S. Hillman, Ronald B. Port, M.D., Thomas S. Postek, Robert G. Rettig and Wilma J. Smelcer are independent within the meaning of the rules of The Nasdaq Stock Market. In determining independence, the Board of Directors considered the specific criteria for independence under The Nasdaq Stock Market rules and also the facts and circumstances of any other relationships of individual directors with the Company. Mr. DeCata, our CEO, is not considered an independent director.

The independent directors and the committees of the Board of Directors regularly meet in executive session without the presence of any management directors or representatives.

The Board of Directors Role in Risk Oversight and Assessment

 The Board is responsible for overseeing the most significant risks facing the Company and for determining whether management is responding appropriately to those risks. The Board implements its risk oversight function both as a whole and through committees. The Board has formalized much of its risk management oversight function through the Audit Committee.

The Company has a formal Enterprise Risk Management (“ERM”) program. The goal of the ERM program is to provide the oversight, control and discipline to drive continuous improvement of our risk management capabilities in a constantly changing operating environment. In connection with the ERM, the Company retained a risk management consultant to assist management in identifying and prioritizing risk along with processes to mitigate such risks. The Company has developed metrics for reporting risks to the Board. A steering committee, comprised of senior management, has been tasked with continually assessing risk and communicating risk awareness throughout the Company. The ERM program continued to assess new risks and develop mitigation plans on previously identified risks.

In addition to the formal ERM program, the Board committees have significant roles in carrying out the risk oversight function which include, but are not limited to, the following:

•	The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting and legal matters and oversees the internal audit function;

•
The Compensation Committee oversees the Company's compensation programs from the perspective of whether they encourage individuals to take unreasonable risks that could result in having a materially adverse effect on the Company;

•	The Management Development Committee oversees management development and succession planning across senior management positions; and

•	The Financial Strategies Committee oversees risk inherent in allocating capital and developing financial plans.

While the Board oversees risk management, Company management is charged with managing risk. Management is responsible for establishing and maintaining an adequate system of internal control over financial reporting and establishing controls to prevent or detect any unauthorized acquisition, use, or disposition of the Company's assets.

The Company has an internal audit consulting firm who reports to the Audit Committee on a regular basis. Part of the internal audit department's mission, as described in its charter, is to bring a “systematic, disciplined approach to evaluate and improve the effectiveness of risk management, control, and governance processes.” One way which the Internal Audit Department carries this out is by evaluating the Company's network of risk management programs and reporting the results to the Audit Committee.

Management conducts detailed periodic business reviews of the Company's business. These reviews include discussions of future risks faced by various departments and functional areas across the organization. Additionally, the Company has established a Disclosure Committee which is comprised of senior management from various functional areas. The Disclosure Committee meets at least quarterly to review all disclosures and forward-looking statements made by Lawson to its security holders and ensure they are accurate and complete and fairly present Lawson's financial condition and results of operations in all material respects.

The Company has also established and communicated to its employees a Code of Business Conduct and maintains an ethics hotline where employees can confidentially and anonymously express any concerns they may have of any suspected ethics violations either through a dedicated web site or through a toll free telephone number. The Company requires annual ethics training of all employees.

Code of Business Conduct

The Company has adopted a Code of Business Conduct (the “Code of Conduct”) applicable to all employees and to senior financial executives including the principal executive officer, principal financial officer and principal accounting officer of the Company. The Code of Conduct is available on the Corporate Governance page in the Investor Relations section of the Company's website at www.lawsonproducts.com. The Company intends to post on its website any amendments to or waivers from the Code of Conduct applicable to senior financial executives.

Compensation Risk Assessment

The Compensation Committee has reviewed its compensation programs, including those of its business units, to determine if they encourage individuals to take unreasonable risks; and has determined that any risks arising from these compensation programs are not reasonably likely to have a material adverse effect on the Company.

Clawback Policy

In 2011, the Board of Directors approved a policy for recoupment of incentive compensation (the “Clawback Policy”). The Board of Directors adopted the Clawback Policy in order to protect the Company in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.
If such an event occurs, the Company will recover from any current or former executive officer of the Company who received incentive-based compensation (including stock options awarded as compensation) based on the erroneous data during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement in excess of what would have been paid to the executive officer under the accounting restatement, as determined by the Compensation Committee, in accordance with Section 10D of the Securities Exchange Act of 1934 as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any applicable guidance or rules issued or promulgated thereunder.

Anti-Hedging Policy

In 2011, the Board of Directors approved an Anti-Hedging Policy. Under the Anti-Hedging Policy, the Company prohibits any executive officer of the Company or member of the Company's Board of Directors (or any designee of such executive officer or director) from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company common stock (a) granted to the executive officer or director by the Company as part of the compensation of the executive officer or director; or (b) held, directly or indirectly, by the executive officer or director.

Corporate Governance Principles (Guidelines)

The Corporate Governance Principles and the charters of the five standing committees of the Board of Directors describe our governance framework. The Corporate Governance Principles and charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Principles also are intended to align the interests of directors and management with those of our stockholders, and comply with or exceed the requirements of the Nasdaq Stock Market and applicable law. They establish the practices our Board follows with respect to:

•	Responsibilities of directors

•	Board size

•	Director independence

•	Attendance at meetings

•	Access to senior management

Copies of these Corporate Governance Principles are available through our website at www.lawsonproducts.com. The Company will also provide a copy of the Code of Conduct without charge upon written request directed to the Company at c/o Corporate Secretary, Lawson Products, Inc., 8770 W. Bryn Mawr, Chicago, Illinois, 60631.

Stockholder Communications with the Board of Directors

Stockholders may send communications to members of the Board of Directors by either sending a communication to the Board of Directors or a committee thereof and/or a particular member c/o Corporate Secretary, Lawson Products, Inc., 8770 W. Bryn Mawr, Chicago, Illinois, 60631. Communications intended for non-management directors should be directed to the Chairman of the Nominating and Governance Committee. All such communications will be reviewed promptly and, as appropriate, forwarded to the Board of Directors or the relevant committee or individual member of the Board of Directors or committee based on the subject matter of the communication.

REMUNERATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This section of the proxy statement explains how our executive compensation programs are designed and operate in practice with respect to our executives and specifically the following Named Executive Officers (“NEOs”).

Named Executive Officer	Title
Michael G. DeCata	President and Chief Executive Officer
Ronald J. Knutson	Executive Vice President, Chief Financial Officer
Neil E. Jenkins	Executive Vice President, Secretary & General Counsel
Shon R. Libby	Senior Vice President, Sales
Michael R. Tuvell	Senior Vice President, Finance; Treasurer & Controller

The 2013 Summary Compensation Table on page 40 represents compensation earned by the NEOs in fiscal 2013.

Executive Summary

Overview of 2013 Performance and Compensation

2013 Business Environment and Company Performance

Lawson serves the industrial, commercial, institutional and government maintenance, repair and operations ("MRO") market. In 2012, we launched a strategic restructuring plan which focused on stabilizing our business, identifying and defining key challenges, and developing business strategies to increase sales, improving gross margin and reducing operating costs. Our focus in 2013 was to not only build upon the strategic objectives launched in 2012, but also invest in the business, improve operationally and enhance our customer experience. Our continued efforts in 2013 resulted in the following strategic accomplishments:

•	Increased Sales Team - We increased the number of net active sales representatives from 757 on January 1, 2013 to 806 on December 31, 2013.

•
Improved Operational Performance - During 2013 we continued to focus on the fundamentals of our business, which resulted in improved order completeness and line service levels to our customers as well as reduced customer backorders.

•
Sales Force Transformation - Effective January 1, 2013 all of our U.S. based sales representatives became employees of the Company, completing the transition from an independent agent model to an employee only U.S. sales team.

•
Website Redesign - We completed the launch of our redesigned website in the first quarter of 2013. The website enables new and existing customers to perform product searches, obtain pricing and place orders directly via the internet.

•
Completed Transition to the McCook Facility - We completed the transition of distribution operations previously conducted at the Addison, Illinois distribution center to the new state-of-the-art McCook Facility, which we believe will lead to increased operating efficiencies and enhanced customer service as a result of reductions in delivery times and increased fulfillment rates.

•
Signed an Asset Purchase Agreement to Sell Non-Core Business - In 2013, we entered into an agreement to sell Automatic Machine Screw Products Company, Inc., ("ASMP"), our last non-core business, allowing us to focus our attention exclusively on our higher margin MRO operations. The sale was finalized in February 2014.

•	IRS Settlement - We entered into an agreement to settle a prior year employee tax matter with the IRS for $0.4 million less than our original estimate.

•	Lean Six Sigma - We began to integrate a Lean Six Sigma process of continuous improvement into varying aspects of our business.

Executive Compensation in 2013 Relative to Company Performance

Despite the significant challenges we faced in 2012 including: strategically restructuring the organization; eliminating a number of senior executive positions; and transitioning to a new CEO, we improved our operating performance during 2013. The following tables highlight the year-over-year comparison of some of the key financial metrics that we use in evaluating the Company's performance for the purpose of making compensation decisions.

2011 - 2013 Sales Results (in $000s) (2)
$320,000
$310,000
$300,000
$290,000
$280,000
$270,000
$314,959
$290,487
$288,037
2011 Sales
2012 Sales
2013 Sales

(1)	MRO EBITDA % of sales excludes non-recurring costs, severance, stock based compensation and gains/(losses) on disposal of properties.

(2)	Includes ASMP sales as original plan included their results.

Our improved 2013 financial performance was not enough to meet the pre-established performance targets set for the 2013 annual incentive plan ("AIP") and 2011-2013 long-term incentive plan ("2011-2013 LTIP") as shown below:

•	2013 AIP:

◦	$14.7 million in Adjusted EBITDA, compared to a $15.6 million target

◦	$288.0 million in Net Sales Dollars, compared to a $306.7 million target

•	2011-2013 LTIP:

◦	Three-year average Return on Invested Capital ("ROIC") of 2.9%, compared to a 26.6% target

◦	Three-year average Gross Profit Dollars of $169.0 million, compared to a $220.0 million target

Actual AIP and 2011-2013 LTIP payouts were below target. The following chart highlights the aggregate NEO 2013 target vs. actual compensation.

2013 Targeted vs. Actual Compensation, (in $000s)

$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,715
$1,715
$1,095
$654
$486
$79
$3,296
$2,448
Target (1)
Actual (2)
2013 Base Salary
2013 AIP
2011-2013 LTIP (3)
Total (4)

1) 2013 Total Targeted Compensation is $950; $669.7; $838.4; $431.5 and $406 for Messrs DeCata, Knutson, Jenkins, Libby and Tuvell, respectively.
2) 2013 Total Actual Compensation is $758.8; $456.9; $568.7; $344.4 and $319.1 for Messrs DeCata, Knutson, Jenkins, Libby and Tuvell, respectively
3) Amounts represent the actual payouts for the 2011-2013 LTIP. Mr. DeCata was not employed by the Company in 2011, therefore, he was not a participant in the 2011-2013 LTIP plan.
4) The first installment of the cash retention bonuses granted in 2012 and paid in 2013 are not included in this exhibit.

Cash Retention Bonuses

As part of the realignment of the total direct compensation program towards optimal motivation and retention, the Compensation Committee determined that the services of a number of senior executives, including selected NEOs, were instrumental to the turn-around of the organization. As a result, we implemented a retention compensation plan in 2012. The Compensation Committee awarded cash retention bonus opportunities (the “Retention Bonus”) payable to Messrs. Knutson, Libby and Tuvell in the amounts of $291,200, $161,833 and $237,718 respectively. The payment of the Retention Bonuses are payable in two equal installments for Mr. Knutson and Mr. Tuvell. Retention Bonuses are contingent upon the participant's continued employment with the Company through June 30, 2013 and March 31, 2014, respectively. The first installment of the Retention Bonus was paid in 2013 and is reflected in the Summary Compensation Table. Mr. Libby received two-thirds of his Retention Bonus in 2013. Since he resigned in February 2014, Mr. Libby forfeited the remaining one-third of his Retention Bonus.

2013 Changes to the Compensation Program

Our anticipated 2013 financial performance along with the individual performance of our executive officers, serves as key factors in determining compensation for 2013, including as follows:

•
In light of continuing concerns about the business environment facing the Company and its expected performance, the Compensation Committee did not award any base salary increases to our CEO or other NEOs in 2013.

•
Adjusted EBITDA and Net Sales were selected as the key corporate financial metrics for our NEOs' annual cash incentive awards. These metrics provide for a balanced approach to measuring annual company performance. Net Sales replaced Gross Profit as a performance measure to place a greater emphasis on revenue growth. Additionally, the weighting of the AIP corporate financial metrics was changed in 2013 to further emphasize the corporate objective of revenue growth.

	2012 AIP Goal Weighting		2013 AIP Goal Weighting
Executive Name	Adjusted EBITDA	Gross Profit Dollars	Adjusted EBITDA	Net Sales Dollars
Michael G. DeCata	75.0%	25.0%	70.0%	30.0%
Ronald J. Knutson	75.0%	25.0%	70.0%	30.0%
Neil E. Jenkins	75.0%	25.0%	70.0%	30.0%
Shon R. Libby	75.0%	25.0%	70.0%	30.0%
Michael R. Tuvell	75.0%	25.0%	70.0%	30.0%

•
The Committee transitioned to 100% equity-based compensation for long-term incentive compensation to more closely align the executives to stockholder value. As a result, the performance-based award based upon achievement of certain financial goals was discontinued. In 2013, long-term incentive awards were granted to the NEOs in two vehicles: 50 percent (50%) of the total target opportunity was granted in the form of Stock Performance Rights ("SPRs") and fifty percent (50%) in Market Stock Units (“MSUs”).

Additional Changes to the Compensation Program

•
In 2014, the Board of Directors will consider a Stock Ownership Guidelines Policy applicable to all directors and executive officers seeking to greater align the interests of directors and executive officers of the Company with those of stockholders.

Corporate Governance Practices Impacting Executive Compensation

The changes that were made to our compensation program in 2013 build upon the Company's compensation governance framework and our overall pay-for-performance philosophy, which are demonstrated by:

•	Anti-Hedging Policy - Our Anti-Hedging policy prohibits our directors, NEOs and other key executive officers from hedging the economic interest in the Company securities that they hold.

•
Clawback Policy - Our Clawback Policy protects the Company in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws.

•	Gross-Up on Change In Control Payments - We do not pay tax gross-ups for change in control payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

•	Pay Determination - The Compensation Committee's consideration of internal pay equity analysis when making compensation determinations with regard to the NEOs.

•
Independent Compensation Consultant - The Compensation Committee's engagement of an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

•
Risk Management Program - Our strong risk management program which includes our Compensation Committee's oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

Response to Say-On-Pay Vote

The advisory stockholder vote on executive compensation is non-binding. However, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year such a vote is taken when making compensation decisions for our CEO and other NEOs. At our annual meeting of stockholders held on May 10, 2011, over 96% of the shares were present or represented by proxy at the meeting voted for the approval of the compensation of the CEO and other NEOs. The Compensation Committee believes that this stockholder vote strongly endorsed the compensation philosophy of the Company. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs. Accordingly, the Compensation Committee has not taken any specific actions with respect to its executive compensation programs as a direct result of the 2011 advisory vote on our executive compensation. In addition, in 2011 the stockholders approved a triennial frequency for submitting our executive compensation program to an advisory stockholder vote in the future, the most recent of which is included in this proxy statement as Proposal No. 2.

Compensation Philosophy and Objectives

The Company's executive compensation programs are designed to reward executives for the development and execution of successful business strategies. In determining the type and amount of compensation for each executive, we use both annual cash compensation, which includes a base salary and an annual incentive award, and a long-term incentive opportunity, which is 100% equity-based. We believe the mix of these forms of compensation, in the aggregate, balances the reward for each executive's contributions to our Company. Our compensation programs are designed to encourage and reward the creation of long-term stockholder value.

The Company guides its executive compensation programs with a compensation philosophy expressed in these three principles:

1.
Talent Acquisition & Retention. We believe that having qualified people at every level of our Company is critical to our success. Although we strive to develop executives from within to lead the organization, due to the particular needs of the Company, a significant number of executives have been recruited from outside the Company during the past few years. Our compensation programs are designed to encourage talented executives to join and continue their careers as part of our senior management team.

2.
Accountability for Lawson's Business Performance. To achieve alignment between the interests of our executives and our stockholders, we use short-term and long-term incentive awards. Our executives' compensation increases or decreases based on how well they achieve the established performance goals and the increase in stockholder value.

3.	Accountability for Individual Performance. We believe teams and individuals should be rewarded when their contributions are exemplary and significantly support Company performance and value creation.

When making compensation decisions, the various elements of compensation are evaluated together, and the level of compensation opportunity provided for one element may impact the level and design of other elements. Lawson attempts to balance its executive officer total compensation program to promote the achievement of both current and long-term performance goals. While each compensation program has specific objectives, in the aggregate, the Company strives to position its executive officer total compensation program in alignment with the competitive practices of the market as follows:

•	Targets base salaries at the 50th percentile (median) of the peer group;

•	Targets annual incentive opportunities at the median of the peer group with upside potential for exceeding established targets;

•	Provides objective-based, long-term incentive opportunities that provide for payouts above market levels if stretch goals are met and stock price performance exceeds target attainment; and

•	Maintains conservative plans vs. market practices with other forms of compensation, such as supplemental benefits and perquisites that are not provided broadly to all employees.

Determination of Competitive Practices

Peer Group for Compensation Benchmarking

In 2013, we engaged Grant Thornton LLP (“Grant Thornton”), an independent compensation consulting firm, to review the then-current core peer group we relied on to make compensation decisions in previous years. One company in the core peer group had been acquired and is no longer included in the core peer group (Kaydon Corp). There were no other modifications to the composition of the core peer group from the prior year. Grant Thornton has developed the current peer group of 12 companies to assist the Company and the Board to understand the current competitiveness of the total direct compensation ("TDC") of the NEOs as compared to market practices. The current core peer group consists of a representation of companies within Lawson's industry and/or companies with revenues and market capitalization similar to that of Lawson. The core peer group companies had 2012 median revenue of approximately $382 million and a market capitalization of $298 million compared to Lawson's 2012 revenue of $290 million and market capitalization of $111 million.

In addition to the core peer group of companies, Grant Thornton reviewed the supplemental peer group. Five companies were acquired in 2013 and are no longer included in the supplemental peer group (C&D Technologies, Inc., Flanders Corp, Frozen Food Express Industries, Keystone Construction Industries, Inc. and Longhai Steel, Inc.). The 2013 supplemental peer group consists of 27 companies. The 2012 median revenue of $307 million and market capitalization of $194 million of the supplemental peer group is more similar to Lawson in terms of size. Accordingly, the supplemental peer group served as an additional reference point so we could make appropriate compensation decisions based upon comprehensive market reference points. We used the data from the peer groups to benchmark total direct compensation which includes the level of base salaries and the mix, form and size of annual and long-term incentives provided to executives of similar companies to Lawson in terms of industry and size.

The core and supplemental peer groups includes the following companies:

Lawson Products, Inc. Core Peer Group
Aceto	Hardinge Inc.
AMPCO-Pittsburgh Corp.	Houston Wire & Cable Inc.
Circor International Inc.	Insteel Industries
Colfax Corp.	Kadant Inc.
DXP Enterprises Inc.	NN Inc.
H&E Equipment Services Inc.	Twin Disc Inc.

Lawson Products, Inc. Supplemental Peer Group
Allied Motion Technologies	MFRI Inc
Badger Meter Inc	P.A.M. Transportation Svcs
Celadon Group Inc	Patrick Industries Inc
Columbus McKinnon Corp	Powell Industries Inc
Culp Inc	Preformed Line Products Co
Dynamic Materials Corp	Starrett (L.S.) Co - CLA
Eastern Co	Sun Hydraulics Corp
Flow Intl Corp	Synalloy Corp
Foster (LB) Co	Trex Co Inc
Gorman-Rupp Co	USA Truck Inc
Haynes International Inc	Vicor Corp
Hurco Companies Inc	Vishay Precision Group Inc
LSI Industries Inc	Xerium Technologies Inc
Lydall Inc

The Committee believes that the proxy peer group benchmarking provides an accurate indicator of total compensation paid by companies with executives that have skills and responsibilities similar to our executives. Compensation for our executives is generally managed within the ranges of compensation paid by companies in the Core and Supplemental Peer Groups (“the Peer Group”) and general industry practices. The Committee's independent consultant reported that target compensation levels in 2013 were within the range of benchmark norms. Our annual and long-term incentive plans provide for additional compensation for achievement above set performance targets such that an executive's compensation may reach the 75th percentile of market levels.

NEO Compensation Competitiveness Compared to the Peer Group

We are summarizing in the following chart how the 2013 TDC of the Company's NEOs, excluding any one-time payments, compares to the core peer group median and 75th percentiles.

	Peer Group Median TDC	Peer Group 75th Percentile TDC	Lawson, in ($000s)
Title			TDC (1)
Michael G. DeCata	$1,297.9	$2,065.7	$1,194.5
President and Chief Executive Officer (2)

Ronald J. Knutson	636.3	903.1	610.2
Executive Vice President, Chief Financial Officer

Neil E. Jenkins	703.1	981.4	758.1
Executive Vice President, Secretary and General Counsel

Shon R. Libby	590.8	896.6	445.0
Senior Vice President, Sales (2)

Michael R. Tuvell	291.5	375.6	410.8
Senior Vice President, Finance; Treasurer & Controller

(1)
Represents the NEO's 2013 base salary, 2013 actual AIP bonus (paid in February 2014) and the grant date fair value of the 2013-2015 LTIP awards. This excludes the Retention Bonuses paid to Messrs. Knutson, Libby and Tuvell as discussed in the Executive Summary.

(2)	Excludes one-time payments such as relocation.

Elements of Total Compensation

In determining the type and amount of compensation for each executive, we use both annual cash compensation, which includes a base salary and an annual incentive award, and a long-term incentive opportunity, which is equity based. Our compensation programs are designed to encourage and reward the creation of long-term stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-takings. The Committee believes the mix of these forms of compensation in the aggregate (which we refer to as “Total Direct Compensation”) support the Company's overall compensation objectives of attracting top talent for executive positions, incentivizing such executive officers, motivating and rewarding the achievement of individual and company goals, and aligning the interests of executive officers with those of our stockholders.

The following table describes each executive compensation element utilized in 2013 for our NEOs based on the philosophy and objectives described above as well as each element's link to our compensation philosophy.

Comp. Element	Philosophy Statement	Talent Acquisition and Retention	Accountability for Business Performance (Align to Stockholder Interests)	Accountability for Individual Performance (Support Company Performance and Value Creation)
Base Salary
We intend to provide base pay competitive to the market of industry peers across other industries where appropriate. Our goal is to strike a balance between attracting and retaining talent, expecting superior results and finding individuals who can focus on transforming our business. Base salary maintains a standard of living, is used to compete in the market for talent and forms the foundation for other reward vehicles.
X

Annual Incentive Plan
The 2013 AIP was designed to reward specific annual performance against business measures set by the Board. The amount of the 2013 AIP reward was determined by formula and can vary from 0% to 150% of an individual executive's original target incentive.
		X	X	X

2013-2015 Long-Term Incentive Plan
The 2013-2015 LTIP was designed to reward specific performance over a three-year performance cycle. The Committee believes that SPRs align the interests of executives with stockholders in that SPRs only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on the grant date. MSUs were awarded because the award provides a vehicle that has more consistent value delivery compared to cash based performance awards, but also has a direct link to long-term interests of stockholders by rewarding executives for Lawson’s performance measured in relation to pre-established threshold, target and maximum stock prices measured at the end of a three-year performance cycle. The MSUs are scheduled to vest from 0% to 150% of an individual executive's target incentive.
		X	X	X

Other Compensation and Benefit Programs
Lawson offers employee benefits programs that provide protections for health, welfare and retirement. These programs are standard within the United States and include healthcare, life, disability, dental and vision benefits as well as a 401(k) program or other federally provided programs outside of the USA. A deferred compensation program is also provided to a select group of our management, including our NEOs, to provide for tax-advantaged savings beyond the limits of qualified plans. Investment choices are market-based.
X

Base Salary

We provide NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary represents the only fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline minimum amount of annual compensation for our NEOs. Base salary for our executive officers, including the NEOs, represents the level of fixed compensation necessary for attracting and retaining executive talent based upon data for similar positions in our industry peers and across industries where appropriate. Our base salary philosophy is intended to keep our fixed costs at an appropriate level for each role. In setting base salaries for the CEO and other executives, the Compensation Committee considers:

•	Competitive market data;

•	The experience, skills and competencies of the individual;

•	The duties and responsibilities of the respective executive;

•	The ability of the individual to effectively transform our company and culture; and

•	The individual's ability to achieve superior results.

Salary levels are typically considered on an annual basis as part of our review process, as well as upon a promotion. Although NEOs generally receive the same percentage salary increase applicable to office-based employees, the NEOs may receive greater increases as a result of market adjustments, changes in duties or retention considerations.

The base salaries for the NEOs in 2012 and 2013 were as follows:

Executive Name	2012 Base Salary(1)	2013 Base Salary	Change in Base Salary
Michael G. DeCata(2)	$475,000	$475,000	$—
Ronald J. Knutson	330,000	330,000	—
Neil E. Jenkins	410,000	410,000	—
Shon R. Libby	260,000	260,000	—
Michael R. Tuvell	240,000	240,000	—

(1)	2012 base salaries were effective July 1, 2012 except for Mr. DeCata.

(2)	Mr. DeCata's base salary per his employment agreement dated October 16, 2012.

Annual Incentive Plan

We require our executive officers to be focused on achievement of the critical strategic and tactical objectives that lead to Company success in the short term. Therefore, performance goals under our annual incentive compensation programs have been designed to align executive compensation with our annual business objectives. The design of these compensation programs, the selected performance measures, the targets and the timing of awards and payouts are all designed to drive positive business performance on an annual basis.

The 2013 AIP

Pursuant to the terms of the 2013 AIP, each Named Executive Officer is assigned a threshold, target and maximum bonus award opportunity expressed as a percentage of base salary. These bonus award opportunities range from 0% to 150% for the CEO and the other NEOs. The 2013 AIP award opportunities at threshold, target and maximum for the NEOs in 2013 are provided in the table entitled “Grants of Plan Based Awards in 2013.”

At the beginning of each year, the Committee approves the assignment of a threshold, target, and maximum objective for each financial performance criterion. The target objective is established based upon the operating budget approved by the Board. Once the target objective is established, the threshold objective is determined at a level below target and payout is set at 50% of the target payout. The maximum objective is also adjusted above target and payout is set at 50% above the target payout. Actual year-end financial results are compared to plan objectives in order to determine the amount of any executive officer bonus. If actual financial results fall between the threshold and target or the target and maximum objectives, bonuses are proportionately increased as a result of the threshold or target objective being exceeded. Notwithstanding the other provisions of the AIP, the Committee has the right to reduce or eliminate any bonus due a NEO based upon the Committee's determination of individual performance, and the Committee has the discretion to adjust performance criteria during a fiscal year if, for example, the initially established performance criteria are rendered unrealistic in light of circumstances beyond the control of the Company and its management. No adjustments were made to the corporate performance criteria during fiscal 2013.

The Company utilized Adjusted EBITDA and Net Sales as financial measures to align executive compensation with our annual business objectives in 2013. The award opportunity for the CEO and other NEOs tied to financial performance goals was 100% of the overall award opportunity. The award opportunity does not include any individual performance measures. A description of the financial measures is provided as follows:

•
Adjusted EBITDA consists of earnings before interest, taxes, depreciation and amortization plus/minus other adjustments including incentive compensation, the net market loss of the cash surrender value of life insurance and the deferred compensation liability and other non-routine, non-operating adjustments;

•	Net Sales Dollars (includes MRO and Automatic Screw Machine Products, Inc. ("ASMP")) includes product sales and billings for freight and handling charges.

The 2013 AIP financial performance measure targets were as follows (dollars in thousands):

	AIP Performance Targets
	Threshold	Target	Maximum
Adjusted EBITDA	$12,500	$15,600	$21,000
Payout percentage	50%	100%	150%

Consolidated Net Sales	$300,600	$306,700	$316,000
Payout percentage	50%	100%	150%

The Compensation Committee approved AIP short-term performance goals to focus our executive officers on business priorities for the upcoming year. Under the 2013 AIP, target opportunities as a percent of each NEO's salary were set as follows:

	2013 AIP Target		2013 AIP Goal Weighting
	Amount	Percent of Base Salary	Adjusted EBITDA	Net Sales Dollars
Michael G. DeCata	$475,000	100.0%	70.0%	30.0%
Ronald J. Knutson	165,000	50.0%	70.0%	30.0%
Neil E. Jenkins	205,000	50.0%	70.0%	30.0%
Shon R. Libby	130,000	50.0%	70.0%	30.0%
Michael R. Tuvell	120,000	50.0%	70.0%	30.0%

The 2013 AIP financial performance measure targets and actual results were as follows (dollars in thousands):

		2013 AIP Performance Targets
	Actual Results	Threshold	Target	Maximum
Adjusted EBITDA	$14,691	$12,500	$15,600	$21,000
Payout percentage	85.34%	50%	100%	150%

Consolidated Net Sales	$288,037	$300,600	$306,700	$316,000
Payout percentage	0.0%	50%	100%	150%

•	Adjusted EBITDA

◦
Target Adjusted EBITDA of $15.6 million was established based on the 2013 EBITDA plan (including our ASMP subsidiary) plus AIP and LTIP incentives of approximately $5.0 million. Actual 2013 EBITDA (including our ASMP subsidiary) was $6.0 million. This amount was then adjusted for AIP and LTIP incentives, a one-time loss on a sub-lease transaction and one-time restructuring costs. The aggregate amount of all approved adjustments was $8.7 million resulting in an Adjusted EBITDA of approximately $14.7 million for 2013.

•	Net Sales Dollars

◦
Net Sales Dollars consisted of the amount reported on our current statement of operations for accounting purposes based upon Generally Accepted Accounting Principles (“GAAP”) including the net sales of our ASMP subsidiary (included in discontinued operations on our current statement of operations).

The actual financial results fell between the threshold and target objectives, therefore, bonuses were proportionately increased as a result of the threshold objective being exceeded. This resulted in 2013 AIP payouts equal to 59.7% of the aggregate target award opportunity for the CEO and other NEOs.

	2013 AIP Payout
	Target Payout	Actual Payout
Michael G. DeCata	$475,000	$283,756
Ronald J. Knutson	165,000	98,568
Neil E. Jenkins	205,000	122,463
Shon R. Libby	130,000	77,659
Michael R. Tuvell	120,000	71,686

Long-Term Incentive Plan

Background - LTIP

The Compensation Committee engaged Grant Thornton, an independent compensation consultant, to make LTIP recommendations intended to be competitive with market practices, aligned with the Company's business goals and supportive of the Company's strategy for retaining and motivating leadership talent, as well as rewarding for superior performance.

2013-2015 LTIP

The LTIP design process allows the Committee to evaluate and consider the specific plan components each year. The LTIP is designed to incentivize financial performance over a longer time period than the AIP. The LTIP opportunity, calculated as a percentage of base salary, is formulated to be competitive with market practices and aligned with our compensation philosophy and objectives. After review and consultation with the compensation consultant, the Committee transitioned to 100% equity-based compensation in 2013 to more closely align the executives to stockholder value.

In 2013, long-term incentive awards were granted to the NEOs in two vehicles: 50 percent (50%) of the total target opportunity was granted in the form of SPRs and fifty percent (50%) in MSUs. The value of each award and the total 2013-2015 long-term incentive opportunity to each NEO is as follows:

Executive	SPR Target Award	MSU Target Award	Total 2013-2015 Opportunity
Michael G. DeCata	$237,500	$237,500	$475,000
Ronald J. Knutson	99,000	99,000	198,000
Neil E. Jenkins	123,000	123,000	246,000
Shon R. Libby	58,500	58,500	117,000
Michael R. Tuvell	54,000	54,000	108,000

Rationale for 2013-2015 LTIP Awards

Why discontinue awarding RSAs and performance based cash awards? Based on our continuous review of our LTIP, the Compensation Committee did not grant a performance-based cash award to executive officers in 2013 in order to focus more heavily on performance-based MSUs which we believe will better align the compensation of our NEOs with stockholders’ interests. We eliminated the use of time-based RSAs because the Committee determined that all equity awards should be performance-based.

Why award SPRs? The SPRs were granted with an exercise price equal to the fair market value of Lawson stock as of the date of grant. SPRs operate in the same manner as stock options in that each participant will only realize value in an amount equal to the difference between fair market value at exercise date and the underlying exercise price; therefore, NEOs are rewarded for growth in the same manner as stockholders.

Why award MSUs? We believe MSUs provide a vehicle that has more consistent value delivery compared to performance-based cash and RSAs, but also have a direct link to long-term interests of stockholders by rewarding executives for Lawson’s performance measured in relation to threshold, target and maximum goals determined by the Committee and measured over the three-year performance cycle. The actual number of shares of our common stock issuable under MSUs is variable based on over-or under-performance of the Company’s stock price compared to the threshold, target and maximum goals determined by the Committee at the outset of the three-year performance period.

The value of the awards to be earned under the MSU portion of the LTIP will be determined as follows:

•
MSUs - the number of MSUs that will vest is based upon share price attainment determined by the trailing 30-day average closing price of the Company's common stock on the vest date of December 31, 2015. Each participant will vest in the MSUs as follows:

◦	0% of the Target MSU award if the stock price is less than $12.18 (the “Threshold Price”);

◦	50% of the Target MSU Award if the stock price is equal to the Threshold Price;

◦	100% of the Target MSU Award if the stock price is equal $13.50 (the “Target Price”); or

◦	150% of the Target MSU Award if the stock price is equal to or greater than $18.00.

If the final stock price is between each of the above as stated, the number of MSUs vested will be calculated using straight-line interpolation between each defined share price level.

•
SPRs - The SPRs cliff vest in full on December 31, 2015, provided that the participant remains continuously employed by the Company through such date. Each participant will then have 5 years after this vest date to exercise some or all of the vested SPRs. Additional details on the SPRs include:

◦	The exercise price of the SPR award was equal to $12.18; and

◦	The executive would realize ordinary income on the difference between the exercise price and the fair market value of the SPR at exercise date.

2012-2014 LTIP

As discussed in our 2013 Proxy, the 2012-2014 LTIP participants agreed to forfeit the entire performance-based cash portion of the LTIP. The committee approved a grant of non-qualified stock options and SPRs with a strike price of $10.00 per share, which as of the grant date, the fair market value of the Company's stock was $7.01. This required a 43% increase in the value of the stock before the SPRs or the non-qualified options would have realizable value.

2011-2013 LTIP

The 2011-2013 LTIP provided for long-term incentive awards to be delivered 75% in performance-based cash at the end of the performance cycle and 25% in time-based RSAs. The performance-based cash award may be earned on the basis of average three-year financial results of the business determined by the performance goals set at the beginning of the three-year performance cycle. Financial results below the threshold amount for the LTIP award results in no payout to the NEOs. Upon the conclusion of the three-year performance cycle, the average of the actual results was calculated and the total payout, including amounts as may have been earned each year, were determined. We are providing the threshold, target and maximum goals and metrics for the 2011-2013 LTIP in the following table.

Three-Year Performance Period 2011-2013 (Dollars in Millions)
Year	Measure	Threshold	Target	Maximum	Actual Results
Three Year Average	ROIC %	21.6%	26.6%	31.6%	2.9%
	Gross Profit $	$209.0	$220.0	$238.0	$169.0

The three-year average for ROIC% and Gross Profit dollars was below Threshold performance which resulted in zero payout of cash to the NEOs. The restricted stock awards cliff vested at the end of 2013, with the value upon vesting reflected in the "Options/SPR Exercises and Stock Vested in 2013" table.

2014 Total Direct Compensation Programs

Base Salary

Base salary increases are reviewed on an annual basis by the Compensation Committee. Base salary increases were awarded to each of the NEOs as shown in the table below for 2014 and were effective as of March 16, 2014. The merit increase for the CEO was 7.4% while the remaining NEOs' merit increases were 3%, which was consistent with the average increase for the office-based employees of the Company.

Executive (1)	2013 Base Salary	2014 Base Salary
Michael G. DeCata	$475,000	$510,000
Ronald J. Knutson	330,000	339,900
Neil E. Jenkins	410,000	422,300
Michael R. Tuvell	240,000	247,200

(1)	Mr. Libby resigned from the Company effective February 7, 2014; therefore, he did not receive a 2014 base salary increase.

AIP

For 2014, the Compensation Committee approved the same financial performance measures from the 2013 AIP plan: Adjusted EBITDA and Net Sales, which will align executive compensation with annual business objectives in 2014. The Compensation Committee approved adjusting the weighting of the CEO and other NEOs' (excluding Mr. Libby) financial performance goals in 2014 to 60% based on Adjusted EBITDA and 40% based on Net Sales (the financial performance measures were weighted 70% on Adjusted EBITDA and 30% on Net Sales, respectively, in 2013) to place additional emphasis on net sales growth. The 2014 AIP target payout for achieving target goals for each NEO is shown in the table below. Each NEO is eligible to earn 50% of their target AIP payout for meeting threshold goals and up to a maximum of 150% of their target AIP payout for meeting maximum goals.

	2014 AIP Target
Executive (1)	Amount	Percent of Base Salary
Michael G. DeCata	$510,000	100%
Ronald J. Knutson	169,950	50%
Neil E. Jenkins	211,150	50%
Michael R. Tuvell	123,600	50%

(1)	Mr. Libby resigned from the Company effective February 7, 2014, therefore, he is not eligible for an AIP award in 2014.

2014-2016 LTIP

The LTIP design process allows the Committee to evaluate and consider the specific plan components each year. Keeping in line with the 2013-2015 LTIP, the 2014-2016 LTIP is 100% equity-based to closely align the executives to stockholder value.

In 2014, long-term incentive awards were granted to the NEOs in two vehicles: fifty percent (50%) of the total target opportunity was granted in the form of SPRs and fifty percent (50%) in MSUs. The value of each award and the total 2014-2016 long-term incentive opportunity to each NEO is as follows:

Executive	SPR Target Award	MSU Target Award	Total 2014-2016 Opportunity
Michael G. DeCata	$237,500	$237,500	$475,000
Ronald J. Knutson	99,000	99,000	198,000
Neil E. Jenkins	123,000	123,000	246,000
Shon R. Libby (1)	58,500	58,500	117,000
Michael R. Tuvell	54,000	54,000	108,000

(1)	Mr. Libby forfeited his opportunity upon his resignation effective February 7, 2014.

The MSUs and SPRs granted in connection with the 2014-2016 LTIP operate in the same manner as the awards granted for the 2013-2015 LTIP. The 2014-2016 LTIP SPR awards have an exercise price of $12.88. The number of MSUs that will vest is determined based upon the trailing 30 day average closing price of the Company’s common stock on the vest date of December 31, 2016 and according to the following schedule.

	Threshold	Target	Maximum
Average Closing Stock Price (as of December 31, 2016)	$13.61	$16.00	$20.00
% of Target MSUs Vested	50%	100%	150%
Benefits and Retirement Plans

The NEOs are eligible for both “standard” and “non-qualified” benefits. Standard benefits are generally available to all Company employees and in some cases are subject to favorable tax treatment. Our standard benefit plans cover such items as health insurance, life insurance, vacation, profit sharing, and 401(k) retirement savings. NEOs and employees are required to contribute to offset a portion of the cost of certain plans. In contrast to our standard benefits plans, non-qualified plans are not generally available to all employees and are not subject to favorable tax treatment under the Code.

The only non-qualified benefit available exclusively to selected executives is the opportunity to defer compensation in a deferred compensation plan. The deferred compensation plan allows participants to defer the receipt of earnings until a later year and; therefore, defer payment of income taxes into retirement years when income and tax levels are generally lower. A feature of the deferred compensation plan allows participants to select a set of mutual funds, which are then tracked for growth. The Company purchases life insurance policies which have been deposited into a rabbi trust to offset the Company's deferred compensation liability. Executives in the plan are unsecured creditors of the Company.

The Company has broad-based, qualified profit-sharing and 401(k) plans available to the NEOs, along with other employees, to facilitate retirement savings. Along with other employees, the Company matches 100% of the first 3% and 50% of the next 2% of NEO contributions to the 401(k) plan. The Company does not offer any other post-retirement benefits to the CEO or other NEOs. For 2013, the Company did not make a profit sharing contribution.

Perquisites

We occasionally offer relocation benefits according to certain executives under our executive relocation policy. However we do not currently offer other perquisites for our executives, such as country club memberships, executive life insurance or car allowances. Nor do we provide executives with the use of a company aircraft, the services of an executive dining room or vehicles.

Separation and Change-in-Control

Employment and Change-in-Control Contracts

Certain executive officers have employment contracts with the Company. Employment and change-in-control contracts help attract executives to work for the Company by protecting them from certain risks, such as business reorganization with position elimination or position elimination in the event of a change in control or sale of the Company. The executives or their heirs may also be protected in case of disability or death.

Role of Executives in Setting Compensation

The Company's CEO makes recommendations on compensation to the Compensation Committee for all executive officers except himself. Executive officers will generally make compensation recommendations to the CEO regarding employees who report to them. Executives are not involved in decisions regarding their own compensation. The Compensation Committee has overall responsibility for the compensation programs for the CEO and other NEOs as described above under the caption “The Compensation Committee”.

Compensation Committee Interlocks and Insider Participation

In 2013, no executive officer of the Company served on the Board of Directors or Compensation Committee of any other company with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2013, and no member of the Compensation Committee was formerly an employee of the Company.

Role of the Independent Compensation Consultant

In 2013, the Compensation Committee engaged Grant Thornton LLP to perform benchmarking analyses of executive officer compensation and make recommendations on performance metrics and incentive opportunity levels for the NEOs. Grant Thornton was asked to make recommendations related to the LTIP awards, including plan design, performance metrics and goals, and related incentive opportunities and estimated plan costs. The Compensation Committee has reviewed the independence of Grant Thornton in light of SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that Grant Thornton's work for the Compensation Committee does not raise any conflict of interest. All work performed by Grant Thornton is subject to review and approval of the Compensation Committee.

Tax & Accounting Considerations

Code Section 409A

Code Section 409A relates to the tax treatment of earnings when certain payments the Company is obligated to make to an executive are deferred to a future tax year. The Company has reviewed its executive employment contracts and other compensation agreements and believes they are either exempt from or in compliance with Section 409A, though we cannot guarantee any particular tax treatment under our executive compensation programs.

Policy with Respect to Code Section 162(m)

Code Section 162(m) limits the Company's ability to deduct compensation paid in any given year to our CEO and the three other most highly compensated officers other than the chief financial officer (the “Covered Employees”) in excess of $1.0 million. Performance-based compensation may be structured to be exempt from this restriction. After stockholder approval on May 10, 2011, we may grant awards, including annual incentive awards, under our 2009 Equity and Incentive Compensation Plan that are intended to meet the performance-based compensation exception under Code Section 162(m). However, we reserve the right to design compensation plans that recognize a full range of performance and other criteria important to our success regardless of the federal tax deductibility of compensation paid under those plans.

Stock-Based Compensation

The fair value of stock-based compensation, which includes equity incentives such as stock options, RSAs, MSUs and stock appreciation rights, is measured in accordance with Generally Accepted Accounting Principles and is expensed over the applicable vesting period.

Code Sections 280G and 4999

Code Sections 280G and 4999 relate to a 20% excise tax that may be levied on a payment made to an executive as a result of a change-in-control (“CIC”) if the payment exceeds three times the executive's base earnings (as defined by the Code Section 280G). The Company seeks to minimize the tax consequences that might arise under a potential CIC of Lawson by limiting the amount of compensation that may be paid to an executive in such a circumstance. In the event the excise tax is triggered, the existing CIC agreements provide that the Company will reduce the CIC payment by the amount necessary so that the payment will not be subject to the excise tax, if this would result in the most beneficial outcome for the executive, net of all federal state and excise taxes. Should the Company not reduce the payment as noted, the existing agreements do not provide for any gross-up payment related to potential Code Section 280G excise taxes, which are the sole responsibility of the executive.

Report of the Compensation Committee

The Compensation Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the year ended December 31, 2013. Based on such review and discussion, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully Submitted by the Compensation Committee:

Lee S. Hillman (Chairman)
Andrew B. Albert
I. Steven Edelson
Robert G. Rettig

COMPENSATION AGREEMENTS

Key terms of compensation agreements currently in effect between the Company and its executive officers are summarized below.

Mr. Michael G. DeCata

Mr. DeCata became employed under an October 16, 2012 agreement. During 2012 and 2013, Mr. DeCata's annual base salary was set at $475,000.

The agreement provides that he is eligible for a One-Time 2012 Bonus Payment of $118,750 if remaining actively employed by the Company through the date other senior executives of the Company receive payment under the Senior Executive Officer Annual Incentive Plan with respect to services provided in the 2012 calendar year. Mr. DeCata was eligible for performance-based annual incentive bonuses with a target bonus for 2013 of 100% of his base salary.

Mr. DeCata is eligible to participate in the LTIP and to receive various equity-based compensation awards, including stock options, SPRs, MSUs, RSAs and stock award grants. The agreement also provides for an Initial Equity Grant of 200,000 SPRs effective September 24, 2012, the date Mr. DeCata was appointed President and Chief Executive Officer, pursuant to the Lawson Products, Inc. Amended Stock Performance Plan.

If the Company terminates Mr. DeCata without cause, or he terminates his employment for good reason, Mr. DeCata will receive his then current base salary for 18 months; an amount equal to Mr. DeCata's target bonus with respect to the year in which termination occurs (or, if the target bonus for such year has not been established as of the date of termination, the target bonus for the prior year); coverage under the Company's health benefit plans for an additional 18 months following termination; and all previously unvested, equity-based compensation awards granted to him will immediately vest and become fully exercisable as of the date of termination for a period of 90 days.

If within 12 months following a CIC the Company terminates Mr. DeCata's employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum payment equal to two times his then current annual base salary and two times the higher of the target bonus or the actual bonus for the prior year. In addition, all previously unvested, equity-based compensation awards granted to him will immediately vest and become fully exercisable as of the date of termination for a period of 90 days, and Mr. DeCata and his family will be covered under the Company's health benefit plans for two years following termination.

In the event Mr. DeCata dies while employed by the Company, his designated beneficiaries will receive an amount equal to 1.5 times Mr. DeCata's then current annual base salary and they will be entitled to coverage under the Company's health benefit plans for an additional 18 months.

If Mr. DeCata becomes disabled, the Company will pay his compensation at a rate equal to 100% of his then current salary for twelve months and at a rate equal to 60% of his then current salary for twenty-four months thereafter. Coverage under the Company's health benefit plan will be continued for five and one-half years.

Mr. DeCata has agreed not to compete with the Company during the period of employment and for a period of 18 months thereafter.

Mr. Ronald J. Knutson

Mr. Knutson is employed under an amended and restated employment agreement as of August 29, 2012. In the second half of 2012, Mr. Knutson's annual base salary was set at $330,000, which remained unchanged for 2013.

The agreement provides that he will be eligible for performance-based annual incentive bonuses, he is eligible to participate in the LTIP and he is eligible to receive various equity-based compensation awards including stock options, SPRs, MSUs, RSAs and stock award grants.

If the Company terminates Mr. Knutson without cause, or he terminates his employment for good reason, Mr. Knutson will receive his then current base salary for 2 years; a pro rata bonus based on the most recent annual bonus; any 2013 or 2014 Retention Bonus that has not been paid; outplacement services not to exceed $25,000; and coverage under the Company's health benefit plans for an additional two years following termination.

If within 12 months following a CIC the Company terminates Mr. Knutson's employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum payment equal to two times his then current annual base salary and two times the most recent annual bonus. If the date of termination is before March 31, 2014, the Company will pay Mr. Knutson the pro-rated Retention Bonus. In addition, all previously unvested equity-based compensation awards granted to him will immediately vest and become fully exercisable as of the date of termination for a period of 90 days. Mr. Knutson and his family will be covered under the Company's health benefit plans for two years following termination; as well as outplacement services not to exceed $25,000.

In the event Mr. Knutson dies while employed by the Company, his designated beneficiaries will receive an amount equal to 2 times Mr. Knutson's then current annual base salary and they will be entitled to coverage under the Company's health benefit plans for an additional 2 years. If the date of termination is before March 31, 2014, the Company will also pay any pro-rated 2013 or 2014 Retention Bonus that is payable, but has not yet been paid.

If Mr. Knutson becomes disabled, the Company will pay his compensation at a rate equal to 100% of his then current salary for twelve months and at a rate equal to 60% of his then current salary for twenty-four months thereafter. Coverage under the Company's health benefit plan will be continued for five and one-half years. If the date of termination is before March 31, 2014, the Company will also pay any pro-rated 2013 or 2014 Retention Bonus that is payable, but has not yet been paid.

Mr. Knutson has agreed not to compete with the Company during the period of employment and for a period of two years thereafter.

Mr. Neil E. Jenkins

Mr. Jenkins is employed under an amended and restated employment agreement as of August 29, 2012. In the second half of 2012 Mr. Jenkins' annual base salary was set at $410,000, which remained unchanged for 2013.

The agreement provides that he will be eligible for performance-based annual incentive bonuses, he is eligible to participate in the LTIP and he is eligible to receive various equity-based compensation awards including stock options, SPRs, MSUs, RSAs and stock award grants.

If the Company terminates Mr. Jenkins without cause, or he terminates his employment for good reason, Mr. Jenkins will receive his then current base salary for 2 years; a pro rata bonus based on the most recent annual bonus; and coverage under the Company's health benefit plans for an additional two years following termination.

If within 12 months following a CIC the Company terminates Mr. Jenkins' employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum payment equal to two times his then current annual base salary and two times the most recent annual bonus. In addition, all previously unvested equity-based compensation awards granted to him will immediately vest and become fully exercisable as of the date of termination for a period of 90 days. Mr. Jenkins and his family will be covered under the Company's health benefit plans for two years following termination.

In the event Mr. Jenkins dies while employed by the Company, his designated beneficiaries will receive an amount equal to 2 times Mr. Jenkins' then current annual base salary and they will be entitled to coverage under the Company's health benefit plans for an additional 2 years.

If Mr. Jenkins becomes disabled, the Company will pay his compensation at a rate equal to 100% of his then current salary for twelve months and at a rate equal to 60% of his then current salary for twenty-four months thereafter. Coverage under the Company's health benefit plan will be continued for five and one-half years.

Mr. Jenkins has agreed not to compete with the Company during the period of employment and for a period of two years thereafter.

Mr. Shon R. Libby

Mr. Libby is not employed under an employment agreement and therefore any severance payments would follow the Company's Severance Pay Plan. Mr. Libby was eligible for performance-based annual incentive bonuses, as well as participation in the LTIP and he was eligible to receive various equity-based compensation awards including stock options, SPRs, MSUs, RSAs and stock award grants. As stated in his LTIP agreement, any awards shall immediately vest in full in the event of a Change in Control. Mr. Libby resigned from the Company effective February 7, 2014.

Mr. Michael R. Tuvell

Mr. Tuvell is not employed under an employment agreement, however, certain terms of his employment are described under his offer letter dated February 26, 2008. The offer letter provides that if Mr. Tuvell is terminated due to a CIC, he will be entitled to receive severance in the amount of 12 months of his then current base salary, as well as the then current target payout level for his annual management incentive plan. Mr. Tuvell is eligible for performance-based annual incentive bonuses, as well as participation in the LTIP, and he is eligible to receive various equity-based compensation awards including stock options, SPRs, MSUs, RSAs and stock award grants. As stated in his LTIP agreement, any awards shall immediately vest in full in the event of a Change in Control.

2013 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for the last three fiscal years awarded to or earned by individuals who served during 2013 as the Company's CEO, Chief Financial Officer and each of the Company's three other most highly compensated executive officers in 2013. The following table includes all amounts awarded to the CEO and other NEOs related to the LTIPs and RSAs granted by the Compensation Committee throughout the current and previous performance cycles.

					SPR/	Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	Total ($)

Michael G. DeCata (7)(8)	2013	475,000	—	198,273	237,500	283,756	483,352	1,677,881
President and	2012	118,750	118,750	—	760,000	—	3,958	1,001,458
Chief Executive Officer	2011	—	—	—	—	—	—	—

Ronald J. Knutson	2013	330,000	145,600	82,643	99,000	98,568	13,200	769,011
Executive Vice President,	2012	330,000	—	43,680	124,880	186,424	15,530	700,514
Chief Financial Officer	2011	291,200	—	43,680	—	55,765	14,943	405,588

Neil E. Jenkins	2013	410,000	—	102,681	123,000	122,463	16,400	774,544
Executive Vice President,	2012	410,000	—	55,845	142,720	246,000	19,558	874,123
Secretary and General Counsel	2011	372,300	—	55,845	—	90,090	19,039	537,274

Shon R. Libby	2013	260,000	107,889	48,833	58,500	77,659	22,057	574,938
Senior Vice President, Sales	2012	236,293	—	10,374	44,600	117,054	232,635	640,956
and Marketing	2011	—	—	—	—	—	—	—

Michael R. Tuvell	2013	240,000	118,859	45,080	54,000	71,686	9,600	539,225
Senior Vice President, Finance;	2012	—	—	—	—	—	—	—
Treasurer & Controller	2011	—	—	—	—	—	—	—

(1)	The amounts listed in this column represent the base salary paid to the NEOs in 2013, 2012 and 2011.

(2)
The amounts in this column represent retention bonuses paid to Messrs. Knutson, Libby and Tuvell in 2013. As agreed to in his Employment Agreement, Mr. DeCata received a One-Time 2012 Bonus Payment of $118,750.

(3)
The amounts in this column represent the aggregate grant date fair value of the MSU-based portion of the 2013-2015 LTIP to be awarded at the end of the three-year performance period determined in accordance with FASB Accounting Standards Codification ("ASC") 718, "Compensation-Stock Compensation". The maximum award that can be earned in year three if maximum performance is achieved, based on the grant date value of our common stock, is as follows: Mr. DeCata - $475,000; Mr. Knutson - $198,000; Mr. Jenkins - $246,000; Mr. Libby - $117,000; and Mr. Tuvell - $108,000.

(4)
The amounts in this column represent the aggregate grant date fair value of the SPRs and Non-Qualified Stock Options awarded using the Black-Scholes option valuation model. These amounts reflect fair value of these awards at the date of grant and may not correspond to the actual value that will be recognized by the NEO.

(5)	Amounts represent AIP bonuses earned (rather than paid) in the respective year. The AIP bonuses awarded in 2013 were paid out in 2014.

(6)	See All Other Compensation table for details regarding the amounts in this column for 2013.

(7)	Mr. DeCata joined the Company on September 24, 2012.

(8)
Mr. DeCata received an Initial Equity Award of 200,000 SPRs in 2012. 50% of award is contingent on the participant's continued employment through the three year anniversary from grant date and 50% of award is based on the value of the Company's common stock reaching 200% of the exercise price from initial grant date.

ALL OTHER COMPENSATION IN 2013

	Defined	Deferred
	Matching	Compensation	Relocation
	Contribution	Plan	Payments
Name and Principal Position	(1)	Contributions	(2)	Total

Michael G. DeCata	$16,625	$—	$466,727	$483,352
President and Chief Executive Officer

Ronald J. Knutson	$13,200	$—	$—	$13,200
Executive Vice President, Chief Financial Officer

Neil E. Jenkins	$16,400	$—	$—	$16,400
Executive Vice President, Secretary and General Counsel

Shon R. Libby	$10,400	$—	$11,657	$22,057
Senior Vice President, Sales and Marketing

Michael R. Tuvell	$9,600	$—	$—	$9,600
Senior Vice President, Finance; Treasurer & Controller

(1)	The Company matches employee contributions of 100% on the first 3% of the employee's contributions and 50% on the next 2% of contributions.

(2)
The amount in this column represents the relocation payments made to Mr. DeCata and Mr. Libby in 2013. As agreed to in his employment agreement, Mr. DeCata was reimbursed $308,250 for relocation and moving expenses in 2013. Additionally, Mr. DeCata received a gross-up payment of $158,477 for income taxes incurred in connection with the reimbursement.

GRANTS OF PLAN-BASED AWARDS IN 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Options of Stock (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Award Options ($)

Michael G. DeCata
2013 AIP (1)	3/15/2013	237,500	475,000	712,500
2013-2015 LTIP (2)	1/22/2013				8,796	17,593	26,389			198,273
2013-2015 LTIP (3)	1/22/2013							40,878	12.18	237,500

Ronald J. Knutson
2013 AIP (1)	3/15/2013	82,500	165,000	247,500
2013-2015 LTIP (2)	1/22/2013				3,667	7,333	11,000			82,643
2013-2015 LTIP (3)	1/22/2013							17,040	12.18	99,000

Neil E. Jenkins
2013 AIP (1)	3/15/2013	102,500	205,000	307,500
2013-2015 LTIP (2)	1/22/2013				4,556	9,111	13,667			102,681
2013-2015 LTIP (3)	1/22/2013							21,170	12.18	123,000

Shon R. Libby
2013 AIP (1)	3/15/2013	65,000	130,000	195,000
2013-2015 LTIP (2)	1/22/2013				2,167	4,333	6,500			48,833
2013-2015 LTIP (3)	1/22/2013							10,069	12.18	58,500

Michael R. Tuvell
2013 AIP (1)	3/15/2013	60,000	120,000	180,000
2013-2015 LTIP (2)	1/22/2013				2,000	4,000	6,000			45,080
2013-2015 LTIP (3)	1/22/2013							9,294	12.18	54,000

(1)	Reflects potential awards under the 2013 AIP. These awards were paid in March 2014.

(2)
Amounts represent the threshold, target and maximum award that can be earned under the MSU portion of the 2013-2015 LTIP based on a threshold stock price goal of $12.18, a target stock price goal of $13.50 and a maximum stock price goal of $18.00. The shares will be awarded and vest based on the trailing 30-day average closing price of the Company’s common stock at vest date on December 31, 2015.

(3)	Represents SPRs granted under the 2013-2015 LTIP. The SPRs cliff vest in full on December 31, 2015, provided that the participant remains continuously employed by the Company through such date.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Stock Performance Rights and Stock Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options/SPRs		Options/SPR Exercise Price		Options/SPR Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not yet vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not yet vested (3)

Named Executive Officer	Exercisable	Unexercisable

Michael G. DeCata	100,000	—	5.96	(4)	9/24/2022
	—	100,000	5.96	(5)	9/24/2022
	—	40,878	12.18	(6)	12/31/2020
				(7)				17,593	$237,500

Ronald J. Knutson	2,600	—	14.04	(8)	5/10/2017
	—	28,000	10.00	(9)	10/2/2017
	—	28,000	10.00	(10)	10/2/2017
	—	17,040	12.18	(6)	12/31/2020
				(11)		2,763	$33,847
				(7)				7,333	$99,000

Neil E. Jenkins	10,000	—	25.43	(12)	3/17/2018
	7,800	—	17.65	(13)	12/22/2016
	—	32,000	10.00	(9)	10/2/2017
	—	32,000	10.00	(10)	10/2/2017
	—	21,170	12.18	(6)	12/31/2020
				(11)		3,532	$43,267
				(7)				9,111	$123,000

Shon R. Libby	3,000	—	17.65	(13)	12/22/2016
	1,192	—	14.04	(14)	5/10/2020
	—	10,000	10.00	(9)	10/2/2017
	—	10,000	10.00	(10)	10/2/2017
	—	10,069	12.18	(6)	12/31/2020
				(11)		656	$8,036
				(7)				4,333	$58,500

Michael R. Tuvell	2,600	—	17.65	(13)	12/22/2016
	1,303	—	14.04	(14)	5/10/2020
	—	10,000	10.00	(9)	10/2/2017
	—	10,000	10.00	(10)	10/2/2017
	—	9,294	12.18	(6)	12/31/2020
				(11)		727	$8,907
				(7)				4,000	$54,000

(1)	The data in this chart represents grants under SPRs, which have similar characteristics to options as they are tied to performance of the Company’s stock price but are settled in cash upon exercise.

(2)
RSAs are valued at closing stock price at December 31, 2013 of $12.25. MSUs are valued at target price of $13.50, as closing stock price at December 31, 2013 exceeds threshold but is less than target price.

(3)	MSUs are valued at target price of $13.50, as closing stock price at December 31, 2013 exceeds threshold but is less than target price.

(4)	These SPRs became fully vested based upon Company stock price reaching 200% of exercise price. These rights became fully exercisable on 9/24/2013.

(5)	Will become fully vested contingent on the participant's continued employment through 9/24/2015.

(6)	Represents the SPRs granted on 1/22/13 as part of the 2013-2015 LTIP award, which cliff vest on 12/31/2015 subject to the recipient’s continued employment with the Company.

(7)
Represents the MSUs granted on 1/22/13 as part of the 2013-2015 LTIP award, which cliff vest on 12/31/2015 based on the trailing 30-day average closing price of the Company’s common stock at vest date on December 31, 2015 and subject to the recipient’s continued employment with the Company. MSUs are valued at target price of $13.50, as closing stock price at December 31, 2013 exceeds threshold but is less than target price.

(8)	Fully vested on May 10, 2013.

(9)
Contingent upon the participant agreement to cancel the participant's performance-based cash award for this period; will vest 12/31/2014. Awards are non-qualified stock options that will be awarded and vest at the end of the three-year performance cycle.

(10)
Contingent upon the participant agreement to cancel the participant's performance-based cash award for this period; will vest 12/31/2014. Awards are SPRs that will be awarded and vest at the end of the three-year performance cycle.

(11)	Represents the RSAs granted on 1/3/2012 as part of the 2012-2014 LTIP, which cliff vest on 12/31/2014 subject to the recipient’s continued employment with the Company.
(12) Fully vested on March 17, 2011.
(13) Fully vested on December 22, 2012.
(14) Fully vested on December 31, 2012.

OPTIONS/SPR EXERCISES AND STOCK VESTED IN 2013

There were no exercises of SPRs for any of the NEOs during the year ended December 31, 2013. The following table represents the number of shares acquired upon vesting in 2013 based upon the initial grant of RSAs on May 10, 2010 and the related value, as well as the vesting under the 2011-2013 LTIP.

	Stock Awards
Named Executive Officer	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)

Michael G. DeCata	—	—

Ronald J. Knutson (2)	500	7,110
Ronald J. Knutson (3)	2,315	28,359

Neil E. Jenkins (3)	2,959	36,248

Shon R. Libby (3)	550	6,738

Michael R. Tuvell (3)	609	7,460

(1)	Represents the aggregate dollar value realized upon vesting of the restricted stock awards.

(2)	Represents RSAs granted on 5/10/2010; awards vested ratably over a three-year period. Mr. Knutson's award vested on 5/10/2013.

(3)	Represents amounts earned and vested under the 2011-2013 LTIP. Awards vested on 12/31/2013.

NONQUALIFIED DEFERRED COMPENSATION

With respect to the Company's 2004 Executive Deferral Plan, certain executives, including NEOs, may defer portions of their base salary, bonus, LTIP awards, and the “excess” contribution to the profit-sharing plan. Deferral elections are made by eligible executives by the end of the year proceeding the plan year for which the election is made. An executive may defer a minimum of $2,000 aggregate of base salary, bonus and/or LTIP award. The maximum deferral amount for each plan year is 80% of base salary, 100% of bonus and 100% of LTIP amounts.

The investment options available to an executive include some funds generally similar to or as available through the Company's qualified retirement plan. The Company does not provide for any above market return for participants in the 2004 Executive Deferral Plan.

Distributions from the Plan

An executive may elect to receive distributions under three scenarios, receiving benefits in either a lump sum or in annual installments up to five years in the event of termination and up to fifteen years in the event of death or disability. Upon demonstrating an unforeseeable financial emergency and receipt of approval from the Compensation Committee, an executive may interrupt deferral or be allowed to access funds in his deferred compensation account. In the event of a change in control of the Company, an independent third party administrator would be appointed to oversee the plan.

Named Executive Officer	Executive Contributions in Last FY	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(1)

Michael G. DeCata	$11,023	—	$2,617	—	$13,640

Ronald J. Knutson	$37,285	—	$31,592	—	$128,643

Neil E. Jenkins	—	—	$345,999	—	$2,423,810

Shon R. Libby	—	—	—	—	—

Michael R. Tuvell	—	—	—	—	—

(1)	Amounts reported at the beginning of the fiscal year were $0, $59,766, $2,077,811, $0, and $0 for Messrs. DeCata, Knutson, Jenkins, Libby and Tuvell, respectively.

SUMMARY TABLE OF POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL

The following table outlines potential payments to our NEOs under existing contracts, agreements, plans or arrangements for various scenarios under termination or a CIC, assuming a December 31, 2013 termination date and the closing price of our common stock of $12.25 on that date. The termination benefits are further described in the foregoing Compensation Agreements section. Payments may be reduced if it would result in the imposition of an excise tax under Code Section 280G and the reduction would result in the executive officer receiving a greater amount net of tax payment. The actual amounts payable can only be calculated at the time of the event. This table only reflects amounts with respect to contracts and agreements that are beyond those benefits generally available to all salaried employees. In addition, upon termination, payments due to executives include distribution of any balance in the deferred compensation plan, any accrued and unpaid vacation and all other benefits that have been accrued but not yet paid.

In order for the CEO and other NEOs to receive the acceleration of benefits listed below upon a change in control, termination of employment is required within a designated time period after the occurrence of a CIC. This approach is commonly referred to as a "double trigger" acceleration upon a CIC.

	Termination After a Change of Control	Termination Without Cause by Lawson	Voluntary Termination for Good Reason by Executive	Death	Disability

Michael G. DeCata (1)(2)
Base Salary	$950,000	$712,500	$712,500	$712,500	$1,045,000
Annual Incentive Plan	950,000	475,000	475,000	—	—
2012 Stock Performance Rights (3)	629,000	629,000	629,000	—	—
2013-2015 LTIP SPRs and MSUs (4)	116,333	—	—	—	—
Medical Benefits	24,797	18,598	18,598	18,598	68,191
Cutback Deduction (5)	—	—	—	—	—
Total	$2,670,130	$1,835,098	$1,835,098	$731,098	$1,113,191

Ronald J. Knutson (6)
Base Salary	$660,000	$660,000	$660,000	$660,000	$726,000
Annual Incentive Plan	372,848	186,424	186,424	—	—
2012 Stock Performance Rights/Options (7)	126,000	—	—	69,915	69,915
Retention Bonus (8)	97,244	97,244	97,244	97,244	97,244
2012-2014 LTIP RSAs (9)	33,847	—	—	—	—
2013-2015 LTIP SPRs and MSUs (4)	48,489	—	—	—	—
Outplacement Services	25,000	25,000	25,000	—	—
Medical Benefits	24,797	24,797	24,797	24,797	68,191
Cutback Deduction (5)	(59,086)	—	—	—	—
Total	$1,329,138	$993,465	$993,465	$851,955	$961,350

Neil E. Jenkins (10)
Base Salary	$820,000	$820,000	$820,000	$820,000	$902,000
Annual Incentive Plan	492,000	246,000	246,000	—	—
2012 Stock Performance Rights/Options (7)	144,000	—	—	79,902	79,902
2012-2014 LTIP RSAs (9)	43,267	—	—	—	—
2013-2015 LTIP SPRs and MSUs (4)	60,246	—	—	—	—
Medical Benefits	24,797	24,797	24,797	24,797	68,191
Cutback Deduction (5)	—	—	—	—	—
Total	$1,584,310	$1,090,797	$1,090,797	$924,699	$1,050,094

Shon R. Libby (11)
Base Salary	$—	$390,000	$—	$—	$—
2012 Stock Performance Rights/Options (7)	—	—	—	24,970	24,970
Retention Bonus	—	36,029	36,029	36,029	36,029
2012-2014 LTIP RSAs (9)	8,036	—	—	—	—
2013-2015 LTIP SPRs and MSUs (4)	28,652	—	—	—	—
Medical Benefits	—	18,598	—	—	—
Total	$36,688	$444,627	$36,029	$60,998	$60,998

Michael R. Tuvell (12)
Base Salary	$240,000	$360,000	$—	$—	$—
Annual Incentive Plan	120,000	—	—	—	—
2012 Stock Performance Rights/Options (7)	—	—	—	24,970	24,970
Retention Bonus	—	79,384	79,384	79,384	79,384
2012-2014 LTIP RSAs (9)	8,906	—	—	—	—
2013-2015 LTIP SPRs and MSUs (4)	26,450	—	—	—	—
Medical Benefits	—	18,598	—	—	—
Total	$395,356	$457,982	$79,384	$104,353	$104,353

(1)
Termination payment does not include the payouts of deferred compensation of $13,640, $128,643 and $2,423,810 due Messrs. DeCata, Knutson and Jenkins, respectively. These amounts are discussed above under the caption “Nonqualified Deferred Compensation”.

(2)	Pursuant to Mr. DeCata's employment agreement, severance includes 2x 2013 salary, 2x 2013 target bonus, full acceleration of SPRs and MSUs, and 2 years of benefits continuance.

(3)	Calculated as the number of unvested SPRs multiplied by the spread between the 12/31/2013 stock price ($12.25) and the exercise price ($5.96).

(4)
Calculated as the number of unvested SPRs multiplied by the spread between the 12/31/2013 stock price ($12.25) and the exercise price ($12.18); plus the number of unvested MSUs that would vest pursuant to the vesting schedule and the 12/31/2013 stock price ($12.25) multiplied by the 12/31/2013 stock price ($12.25).

(5)
Pursuant to the "better of" net payment terms upon a change in control in their respective employment agreements, Mr. DeCata would receive a full payment net of all taxes without a cut-back to preclude Sec. 4999 excise taxes, Mr. Knutson would receive a payment cut-back to preclude Sec. 4999 excise taxes , Mr. Jenkins would receive a full payment net of all taxes, and not be subject to an excise tax under Section 4999.

(6)
Pursuant to Mr. Knutson's employment agreement, severance includes 2x 2013 salary, 2x 2012 actual bonus earned, prorated retention bonus, outplacement services, full acceleration of stock options, SPRs, RSAs and MSUs, and 2 years of benefits continuance.

(7)	Calculated as the number of unvested SPRs and Options multiplied by the spread between the 12/31/2013 stock price ($12.25) and the exercise price ($10.00).

(8)
Reflects the prorated portion of the 2nd installment of the Retention Bonus for Mr. Knutson, calculated pursuant to the employment agreement based on the number of days between July 1, 2013 and December 31, 2013 divided by the number of days between July 1, 2013 and March 31, 2014.

(9)	Calculated as the number of unvested RSAs multiplied by the 12/31/2013 stock price ($12.25).

(10)	Pursuant to Mr. Jenkins' employment agreement, severance includes 2x salary, 2x 2012 actual bonus earned, full acceleration of stock options, SPRs, RSAs and MSUs, and 2 years of benefits continuance.

(11)	Pursuant to the Company's Severance Pay Plan, severance includes 1.5x 2013 salary and full acceleration of RSAs and MSUs pursuant to the award agreements.

(12)	Pursuant to Mr. Tuvell's offer letter, severance includes 1x current base salary and 2013 target bonus and full acceleration of RSAs and MSUs pursuant to award agreements.

DIRECTOR COMPENSATION IN 2013

Director Compensation

In 2013, Lawson's non-employee directors received an annual cash retainer of $75,000 for participating in the Board and Board committee meetings. The directors also received a regular cycle annual restricted stock grant with a grant date fair value of $60,000 that cliff-vests upon the one-year anniversary of the date of grant. Directors' travel expenses for attending meetings are reimbursed by the Company.

The Chairman of the Board received an additional $25,000 for his service as Chairman and the Chairpersons of the respective Board committees received additional compensation as follows:

Committee Chairperson	Additional Annual Compensation

Audit	$15,000
Compensation	10,000
Financial Strategies	5,000
Management Development	5,000
Nominating and Governance	5,000

Director Compensation Table

The following table shows compensation earned in 2013 by non-employee directors.

Director	2013 Fees Earned or Paid In Cash	2013 Stock Awards (1)	2013 Total

Andrew B. Albert	$75,000	$60,000	$135,000
I. Steven Edelson	75,000	60,000	135,000
James S. Errant	75,000	60,000	135,000
Lee S. Hillman	90,000	60,000	150,000
Ronald B. Port, M.D.	100,000	60,000	160,000
Thomas S. Postek	90,000	60,000	150,000
Robert G. Rettig	75,000	60,000	135,000
Wilma J. Smelcer	85,000	60,000	145,000

(1) Represents the grant date fair value of the RSAs for 2013 Board Service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's policy regarding related party transactions is outlined in the Code of Business Conduct which is applicable to all employees and sales representatives and is available on our website at www.lawsonproducts.com in the investor relations corporate governance section. Additionally, all directors and senior officers of the Company must complete an annual questionnaire in which they are required to disclose in writing any related party transactions.

The Company's policy is for all transactions between the Company and any related person to be promptly reported to the Company's Chief Ethics and Business Conduct Officer who will gather the relevant information about the transaction and present the information to the Audit Committee. The Audit Committee then determines whether the transaction is a material related party transaction to be presented to the Board of Directors. The Board of Directors then approves, ratifies, or rejects the transaction. A majority of the members of the Company's Board of Directors and a majority of independent and disinterested directors must approve the transaction for it to be ratified. The Board of Directors only approves those proposed transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders.

The Company's Chairman of the Board, Dr. Port, is a partner in two partnerships that have an interest in Lawson's common stock. During 2010, litigation was initiated against Dr. Port, requesting that the partnerships be changed to allow the partners to have more control over their respective shares. The suit named Dr. Port as a defendant based on his role in the partnerships and as a director of the Company. The Company was not a party to the lawsuit. In 2011 and 2010, the Company incurred $0.1 million and $0.7 million for legal services provided to Dr. Port in relation to this litigation.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP and BDO USA, LLP

BDO USA, LLP was the Company’s principal accountant in 2013 and Ernst & Young in 2012. Aggregate fees for professional services billed to the Company by BDO USA, LLP, and Ernst & Young LLP, for such years were as follows:

	Year Ended December 31,
	2013	2012
Audit Fees	$341,250	$902,700
Audit-Related Fees	—	—
Tax Fees	255,158	241,591
All Other Fees	—	—
Percentage of Total Fees Attributable to Non-Audit (“other”) Fees	0.00%	0.00%
	$596,408	$1,144,291

Audit Fees

Audit fees include the annual audit, reviews of the Company's quarterly reports on Form 10-Q each year, and the audit of the Company's effectiveness of internal control over financial reporting as required by the Rule 404 Sarbanes-Oxley Act of 2002.

Audit-Related Fees

There were no Audit-Related Fees billed by BDO USA, LLP or Ernst & Young LLP.

 Tax Fees

Tax fees of $255,158 in 2013 and $241,591 in 2012 were billed by BDO USA, LLP and Ernst & Young LLP, respectively, for domestic and international income tax compliance and tax consulting services.

 All Other Fees

There were no All Other Fees billed in 2013 or 2012; however, $121,895 was billed in 2013 by BDO USA, LLP, and Ernst & Young LLP, respectively for other tax consulting services, included within tax fees.

For the year ended December 31, 2013, the Audit Committee has considered the compatibility of the non-audit services provided by BDO USA, LLP to BDO USA, LLP's continued independence and has concluded that the independence of BDO

USA, LLP is not compromised by the performance of such services. For the year ended December 31, 2012, the Audit Committee considered the compatibility of the non-audit services provided by Ernst & Young LLP to Ernst & Young LLP's continued independence and concluded that the independence of Ernst & Young LLP was not compromised by the performance of such services.

Pre-Approval of Services by External Auditor

The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves all audit fees, as well as the terms for all services provided by the independent auditor and considers whether these services are compatible with the auditor's independence. The Chairman of the Audit Committee may approve additional proposed services that arise between Audit Committee meetings provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All non-audit services provided by the external auditor must be pre-approved by the Audit Committee Chairman prior to the engagement and ratified by the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services by the Company's external auditors in 2013.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the Audit Committee's next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

Report of the Audit Committee of the Board of Directors

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors in 2013, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

With regard to the 2013 audit, the Audit Committee discussed with the Company's independent auditors the scope, extent and procedures for their audits. Following the completion of the audit, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting.

The Audit Committee reviewed and discussed the audited financial statements included in the 2013 Annual Report on Form 10-K with management. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with BDO USA, LLP, our independent auditors, the matters required to be discussed by AS 16, as amended (AICPA, Professional Standards, Volume 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. AS 16, as amended, requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from BDO USA, LLP a letter providing the disclosures required by the Public Company Accounting Oversight Board Rule 3526 (Independence Discussions with Audit Committees), as adopted by the Public Company Oversight Board in Rule 3600T, with respect to any relationships between BDO USA, LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. BDO USA, LLP has discussed its independence with us. BDO USA, LLP confirmed in its letter that, in its professional judgment, it is independent of the Company.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2013 Annual Report on Form 10-K, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

The Audit Committee has reviewed management's process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and received periodic updates regarding management's progress.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company's independent auditors with respect to such financial statements.

Respectfully submitted by the Audit Committee:

Thomas S. Postek (Chairman)
Robert G. Rettig
Lee S. Hillman
Wilma J. Smelcer

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Section16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of shares of the Company's Common Stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the year ended December 31, 2013 all of the Reporting Persons complied with all applicable Section 16(a) filing requirements except for Messrs. Knutson, Jenkins, Tuvell, Wiltrout and McCarthy, which were all filed with the SEC on March 27, 2014. Messrs. Knutson and Jenkins received a grant of restricted stock awards on January 3, 2012, which should have been filed by January 5, 2012. Messrs. Tuvell, Wiltrout and McCarthy received a grant of restricted stock awards on March 15, 2011, which should have been filed by January 3, 2014. Mr. Knutson redeemed shares for tax purposes on May 10, 2013, which should have been filed by May 14, 2013.

Householding of Annual Meeting Materials

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, excluding certain of the exhibits, Notice of Annual Meeting, or Proxy Statement may be obtained without charge by writing to: Corporate Secretary, Lawson Products, Inc., 8770 W. Bryn Mawr, Chicago, Illinois, 60631. Copies are also available to the public free of charge on or through our website at www.lawsonproducts.com. Information on our website is not incorporated by reference into this report.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of these documents either now or in the future, please contact your bank, broker or other nominee.

Deadline for Receipt of Stockholder Proposals for 2014 Annual Meeting

In order to be properly evaluated for inclusion in the Proxy relating to next year's annual meeting, any stockholder proposals must be in writing and received at the Company's corporate headquarters located at 8770 W. Bryn Mawr, Chicago, Illinois, 60631 by December 2, 2014.

In addition, in order to be properly presented at next year's annual meeting, notice of a stockholder proposal must be received between January 23, 2015 and February 12, 2015, at the Company's corporate headquarters, 8770 W. Bryn Mawr, Chicago, Illinois, 60631, unless the meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the May 13, 2014 meeting. Refer to the Company's by-laws for further details regarding the proper timing and procedures for submitting proposals.

The Board of Directors knows of no other proposals which may be presented for action at this year's annual meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Conclusion
Stockholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided or to vote your shares by telephone or via the Internet.

By Order of the Board of Directors

Neil E. Jenkins
Secretary

March 28, 2014

LAWSON Products

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 13, 2014.

Vote by Internet

- Go to **www.envisionreports.com/LAWS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposal — The Board of Directors recommends a vote FOR all nominees listed and Proposals 2, 3, and 4.

1. ELECTION OF DIRECTORS:

	For	Withhold		For	Withhold
01 - Ronald B. Port, M.D.	☐	☐	02 - Wilma J. Smelcer	☐	☐

+

Instruction: To maximize the number of nominees elected to the Company's Board of Directors, unless otherwise specified below, this proxy authorizes the proxies named on the reverse side to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees listed above as the proxies shall determine, in their sole and absolute discretion. To specify a different method of cumulative voting, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) on this line: ______________________

	For	Against	Abstain		For	Against	Abstain
2. Advisory Vote on Executive Compensation.	☐	☐	☐	3. Approval of the Amended and Restated 2009 Equity Compensation Plan.	☐	☐	☐
4. Ratification of the Appointment of BDO USA, LLP.	☐	☐	☐	NOTE: In their discretion, the Proxy is authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.			

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Attorneys should submit powers of attorney.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

01SUJC

Lawson Products, Inc. 2009 Equity Compensation Plan
(As Amended and Restated Effective May 13, 2014)

LAWSON PRODUCTS, INC. 2009 EQUITY COMPENSATION PLAN
(As Amended and Restated Effective May 13, 2014)

Table of Contents

1.0    Definitions    1
2.0    Purpose of Plan    3
3.0    Term of Plan    4
4.0    Stockholder Approval    4
5.0    Administration    4
6.0    Eligibility and Participation    5
7.0    Shares Subject to Plan    6
8.0    Maximum Individual Awards    6
9.0    Awards    7
10.0    Stock Options    8
11.0    Stock Awards and Stock Units    9
12.0    Performance-Based Awards    10
13.0    Change in Control    11
14.0    Termination of Service    11
15.0    Taxes    12
16.0    Miscellaneous    13
17.0    Amendment or Termination of Plan or Awards    14

LAWSON PRODUCTS, INC. 2009 EQUITY COMPENSATION PLAN
(As Amended and Restated Effective May 13, 2014)

1.0	Definitions
The following terms shall have the following meanings unless the context indicates otherwise:
1.1    "Annual Incentive Award" shall mean a cash-denominated compensation award based on the achievement of performance goals, subject to the requirements of Section 13.0 and awarded by the Committee in accordance with the terms of the Plan.
1.2    "Award" shall mean a Stock Option, Stock Award, Stock Unit, Annual Incentive Award, or Performance-Based Award, awarded by the Committee in accordance with the terms of the Plan.
1.3    "Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.
1.4    "Board" shall mean the Board of Directors of the Company.
1.5    "Cause" shall have the meaning set forth in an employment or consulting agreement between a Participant and the applicable Employer, or, if no such agreement exists, or if such agreement does not define “Cause,” “Cause” shall mean (a) the Participant's willful or intentional failure to perform the duties of his or her Service in any material respect, (b) malfeasance or negligence in the performance of the Participant's duties of Service in any material respect, (c) the Participant's commission of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Participant resides (whether or not in connection with his or her Service), (d) the Participant's disclosure of material confidential information about the business of the Company or any of its Subsidiaries to any individual or entity, other than in the performance of the duties of his or her Service, (e) the Participant's material violation of any formal written policy adopted by the Company or any of its Subsidiaries, (f) the Participant's knowing certification of any misrepresentation or false information in any filing by the Company or any of its Subsidiaries with a government agency, (g) the Participant's commission of an act or acts that result in the imposition of criminal or civil penalties against the Company or any of its Subsidiaries by a government agency, or (h) any other act or omission by the Participant (other than an act or omission resulting from the exercise by the Participant of good faith business judgment) which is materially injurious to the financial condition or the business reputation of the Company or any of its Subsidiaries. In addition, the Participant's Service will be deemed to have terminated for Cause if, within six (6) months before or after the Participant's Service is terminated, the Board learns of facts and circumstances that would have justified a termination for Cause.
1.6    "Change in Control" shall mean (a) the acquisition (in one transaction or a series of transactions) by one or more related or affiliated (within the meaning of the Exchange Act) entities or persons (other than related or affiliated entities or persons who as of the effective date of this Plan own more than fifty percent (50%) of the outstanding Voting Stock of the Company) of more than fifty percent (50%) of the outstanding Voting Stock of the Company, (b) the sale or other disposition of all or substantially all of the assets of the Company, (c) the merger or consolidation of the Company with or into another entity, as a result of which merger or consolidation the holders of the outstanding Voting Stock of the Company immediately prior to such transaction hold less than fifty percent (50%) of the outstanding Voting Stock of the surviving entity immediately after such transaction or (d) any other transaction that is determined by the Committee to constitute a major change in the ownership and control of the assets previously held, and operations previously conducted, by the Company. Notwithstanding the foregoing, a “Change in Control”, to the extent necessary to comply with Section 409A, shall mean a “change in control event” as defined for purposes of Section 409A.
1.7    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
1.8    "Committee" shall mean (a) the Board or (b) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee or such committee that performs the functions generally associated with those functions performed by the compensation committees of publicly traded corporations. Unless the Board determines otherwise, and such determination is reduced to a writing articulating the reasons for such determination, the Committee shall be comprised solely of not less than two (2) members, each of whom shall qualify as:

1

(a)    a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, and
(b)    an "outside director" within the meaning of Section 162(m), and
(c)    if the Common Stock is readily tradable on a national securities exchange or other market system, an "independent director" as such term is defined or used by the rules of the exchange or system on which the Company's Common Stock is listed.
1.9    "Common Stock" shall mean the common stock, $1.00 par value per share, of the Company.
1.10    "Company" shall mean Lawson Products, Inc., a Delaware corporation.
1.11    “Covered Employee” shall mean such term as defined for purposes of Section 162(m).
1.12    "Disability" shall be determined by the Committee in its reasonable discretion. Notwithstanding the foregoing, “Disability”, to the extent necessary to comply with Section 409A, shall mean a “disability” as defined for purposes of Section 409A.
1.13    "Effective Date" shall mean May 13, 2014, the date the Board approves and adopts this amendment and restatement of the Plan (which was originally effective March 17, 2009), subject to the approval of the Plan by the Company’s stockholders at the Company’s 2014 Annual Meeting.
1.14    "Employee" shall mean an employee of an Employer as described in Treasury Regulation Section 1.421-7(h).
1.15    “Employer” shall mean the Company or applicable Subsidiary for which the Participant performs Service.
1.16    "Exchange Act" shall mean the Securities Exchange Act of 1934 and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.
1.17    "Fair Market Value" shall mean, with respect to share of Common Stock:
(a)    if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or
(b)    if the Common Stock is not readily tradable on a national securities exchange or other market system:
(i)    the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation; or
(ii)    any other value as otherwise determined in good faith by the Board through the reasonable application of a reasonable valuation method within the meaning of Section 409A.
1.18    "ISO" shall mean an "incentive stock option" as such term is defined in Code Section 422.
1.19    "Nonemployee Director" shall mean a member of the Board who is not an Employee.
1.20    "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.
1.21    "Participant" shall mean any Employee or Nonemployee Director to whom an Award has been granted by the Committee under the Plan.
1.22    “Performance-Based Award” shall mean an Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" (as such term is used in Section 162(m)) and thus be exempt from the deduction limitation imposed by Section 162(m).
1.23    “Performance Goals” shall mean the level(s) of achievement relating to the Performance Measures selected by the Committee for a Performance-Based Award. The Performance Goals may be applied on an absolute basis or relative to an

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identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.
1.24    "Plan" shall mean the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended and restated as set forth herein, and as further amended from time to time.
1.25    “Section 162(m)” shall mean Section 162(m) of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.
1.26    “Section 409A” shall mean Section 409A of the Code and all regulatory and interpretative guidance issued thereunder, as amended from time to time, and any successor provisions or regulations.
1.27    “Service” means the provision of personal services to an Employer, including, without limitation, in the capacity of an Employee or a Nonemployee Director.
1.28    "Stock Award" shall mean an award of Common Stock, subject to the requirements of Section 11.0 and awarded by the Committee in accordance with the terms of the Plan.
1.29    "Stock Option" shall mean an award of an option to purchase a share of Common Stock, subject to the requirements of Section 10.0 and awarded by the Committee in accordance with the terms of the Plan.
1.30    "Stock Unit" shall mean an award of a notional right to receive a share of Common Stock, subject to the requirements of Section 11.0 and awarded by the Committee in accordance with the terms of the Plan.
1.31    "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than fifty percent (50%) of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent (50%).
1.32    "Treasury Regulation" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.
1.33    "Unvested" shall mean an Award (or portion of an Award) that has not yet Vested.
1.34    "Vest" shall mean:
(a)    with respect to Stock Options, when the Stock Option (or a portion thereof) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option, such that the Participant has an unrestricted right, title and interest (but subject to any expiration date) to obtain the compensation (if any) attributable to such Stock Option (or a portion thereof) or to otherwise enjoy the benefits underlying such Stock Option; or
(b)    with respect to Awards other than Stock Options, when the Participant has:
(i)    an unrestricted right, title and interest to receive the compensation (whether payable in cash or Common Stock or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and
(ii)    a right to transfer an Award subject to no Company-imposed restrictions or limitations other than restrictions and/or limitations imposed by the Plan and/or by the Committee in accordance with the Plan.
1.35    "Vesting Date" shall mean the date or dates on which an Award Vests.
1.36    "Voting Stock" shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0	Purpose of Plan
Purpose. The purpose of the Plan is to motivate certain Employees and Nonemployee Directors to put forth maximum efforts toward the growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Employees and Nonemployee Directors through cash payments and/or through the ownership and performance of the Common Stock. In

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addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees and Nonemployee Directors, and to assist in aligning the interests of such Employees and Nonemployee Directors with the interests of the stockholders of the Company.

3.0	Term of Plan
Term. The Plan shall be effective as of the Effective Date and shall terminate on the tenth (10th) anniversary of the Effective Date (unless sooner terminated by the Board in accordance with Section 17.0).

4.0	Stockholder Approval
4.1    Stockholder Approval. The Plan shall be approved by the Company’s stockholders at the 2014 Annual Meeting. Prior to such approval, the Committee may grant Awards to Participants pursuant to the terms of the Plan as in effect prior to its amendment and restatement. The Committee may also grant Awards to Participants pursuant to the terms of this amended and restated Plan, which Awards shall be conditioned upon the approval of the Plan by the Company’s stockholders at the 2014 Annual Meeting, provided that any Award granted under the amended and restated Plan prior to the approval by the Company’s stockholders shall be effective as of the date of grant (unless the Committee specifies otherwise at the time of grant), but no such Award may Vest, be paid out, or otherwise be disposed of prior to such stockholder approval. If the stockholders of the Company fail to approve the Plan in accordance with this Section 4.1, any Award granted under the terms of this amended and restated Plan shall be cancelled.
4.2    Plan Amendment. Any amendment to the Plan that is determined to be a "material amendment" or a "material revision" or a "material modification" (or word(s) of similar effect) under the rules of the exchange or system on which the Company's Common Stock is listed must be approved by the stockholders of the Company before such amendment shall be effective.
4.3    Repricings. Any amendment, revision, replacement, cancellation and regrant, or other change to an outstanding Award that is determined to be a "repricing" (or word(s) of similar effect) under the rules of the exchange or system on which the Company's Common Stock is listed (including any reduction in the exercise price of a Stock Option or the cancellation of an underwater Stock Option in exchange for cash or another Award) must be approved by the stockholders of the Company before such "repriced" Award shall be effective.
4.4    Stockholder Reapproval. If required by Section 162(m), the material terms of the Performance Measures shall be disclosed to and reapproved by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the Company's stockholders previously approved such Performance Measures.

5.0	Administration
5.1    Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage, interpret, and administer the Plan and any Award Agreement issued thereunder in accordance with its terms, and to make all other determinations that it deems necessary or advisable for the administration of the Plan or any Award Agreement.
5.2    Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement that shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.
5.3    Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:
(a)    to determine eligibility for participation in the Plan;
(b)    to determine eligibility for, and the type and size of, an Award granted under the Plan;
(c)    to grant Awards to, and to enter into Award Agreements with, Participants;
(d)    to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

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(e)    to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;
(f)    to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;
(g)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;
(h)    to accelerate the Vesting of any Award when the Committee deems such action or actions to be in the best interest of the Company;
(i)    subject to Section 4.3, to grant Awards in replacement of Awards previously granted under this Plan or any other incentive compensation plan of an Employer;
(j)    to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan; and
(k)    to amend, modify, extend cancel or renew any Award, and authorize the exchange, substitution, or replacement of Awards; provided, that (i) no such amendment, modification, extension, cancellation, renewal, exchange, substitution or replacement will be to the detriment of a Participant with respect to any Award previously granted, without the affected Participant's written consent, (ii), any such amendment, modification, extension, cancellation, renewal exchange, substitution, or replacement must satisfy the requirements for exemption under Section 409A, and (iii) in no event will the Committee be permitted to (A) reduce the exercise Price of any outstanding Stock Option, (B) exchange or replace an outstanding Stock Option with a new Stock Option with a lower exercise price, (C) cancel a Stock Option in exchange for cash or other Awards, or (D) increase the number or percentage of shares of Common Stock authorized for Awards under the Plan, without stockholder approval, except as provided in Section 7.2.
5.4    Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.
5.5    Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 5.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the applicable Employer, as determined by the Committee.
5.6    Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.
5.7    Liability. No member of the Board, no member of the Committee and no employee of the Employers shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.
5.8    Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

6.0	Eligibility and Participation
6.1    Eligibility. All Employees and Nonemployee Directors shall be eligible to participate in the Plan and to receive Awards.

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6.2    Participation. The Committee in its sole discretion shall designate who shall be a Participant and receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.0	Shares Subject to Plan
7.1    Available Shares. The aggregate number of shares of Common Stock that shall be available for issuance pursuant to Awards under the Plan during its term shall be equal to 677,393, which includes 77,393 shares originally authorized under the Plan effective March 17, 2009 and an additional 600,000 shares authorized under the Plan in connection with this amendment and restatement. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 7.2. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company shall (a) not be deemed to have been delivered under the Plan, and (b) be available for future Awards under the Plan, and (c) increase the shares of Common Stock available for issuance by one share for each share that is retained by or returned to the Company. Shares of Common Stock surrendered by Participants or withheld by the Company to pay all or a portion of the exercise price, purchase price, and/or withholding taxes with respect to any Awards [shall not] be subject to new Awards under the Plan.
7.2    Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that the value of each such Award immediately after such change shall not be significantly diluted or enhanced relative to its value immediately prior to such change. Such adjustment shall be made successively each time any such change shall occur. In order to prevent such dilution or enhancement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of a share of Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of performance periods; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes must not disqualify compensation attributable to such Awards as Performance-Based Awards. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan, any adjustment:
(a)    with respect to an ISO due to a change described in this Section 7.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422, and
(b)    with respect to an Award that qualifies as "nonqualified deferred compensation" under Section 409A shall fully comply with the rules under Section 409A, and in no event shall any adjustment be made which would render any Award granted hereunder to be subject to tax under Section 409A.

8.0	Maximum Individual Awards
The maximum aggregate number of shares of Common Stock that may be subject to Awards (other than Stock Options) granted to any single Participant in any calendar year under the Plan shall be 40,000, subject to adjustment as provided in Section 7.2. The maximum aggregate number of shares of Common Stock that may be subject to Stock Options granted to any single Participant in any calendar year under the Plan shall be 40,000, subject to adjustment as provided in Section 7.2. For purposes of this Section 8.0, any Award or portion of an Award that is cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant. The maximum aggregate number of shares of Common Stock that may be subject to an Award Options granted to any single Nonemployee Director in any calendar year under the Plan shall be 20,000, subject to adjustment as provided in Section 7.2. Notwithstanding anything in the Plan to the contrary, but subject to adjustment as set forth in Section 7.2 above, the maximum aggregate number of shares of

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Common Stock that may be granted in any calendar year with respect to Awards under the Plan to any single Participant shall be: (a) 40,000 to any Participant other than a Nonemployee Director, and (b) 20,000 to any Participant who is a Nonemployee Director.

9.0	Awards
9.1    Type of Awards. The Committee may, in its sole discretion, grant the following Awards of Stock Options, Stock Awards, Stock Units, Annual Incentive Awards, and Performance-Based Awards to Employees and/or Nonemployee Directors.
9.2    Award Terms and Conditions. Subject to any terms and/or conditions explicitly required by the Plan, the Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

•	exercise price or purchase price;

•	method of exercise;

•	Vesting;

•	expiration term of Award;

•	effects of termination of Participant's Service;

•	Change-in-Control Vesting and other effects of a Change in Control;

•	qualification of a Stock Option as an ISO;

•	payout in cash, in property, or any combination of cash and property;

•	restrictive covenants;

•	transferability;

•	tax withholding;

•	tax deferral arrangements;

•	tandem or combination Awards; and

•	any other term or condition that is not inconsistent with the Plan.
9.3    Performance Measures. The Committee may select one or any combination of the following Performance Measures with respect to the Company or any Subsidiary or any business unit or combination thereof:

•	revenue;

•	sales;

•	pretax income before allocation of corporate overhead and bonus;

•	budget;

•	cash flow;

•	earnings per share;

•	net income;

•	division, group or corporate financial goals;

•	appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company;

•	dividends paid;

•	total stockholder return;

•	return on stockholders' equity;

•	return on assets;

•	return on investment;

•	internal rate of return;

•	attainment of strategic and operational initiatives;

•	market share;

•	stock price;

•	operating margin;

•	profit margin;

•	gross profits;

•	earnings before interest and taxes;

•	economic value added models;

•	comparisons with various stock market indices;

•	earnings before interest, taxes, depreciation and amortization;

•	increase in number of customers;

•	reductions in costs;

•	resolution of administrative or judicial proceedings or disputes; or

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•	funds from operations.

The Committee, in its discretion but subject to Section 162(m), may elect to exclude, in calculating performance under any of the above criteria, (a) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (b) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (c) the cumulative effects of accounting changes, (d) discontinued operations, and (e) any business units, divisions, Subsidiaries or other entities sold or acquired.

10.0	Stock Options
10.1    In General. The Committee may, in its sole discretion, grant Stock Options to Employees and/or Nonemployee Directors on or after the Effective Date. The Committee shall, in its sole discretion, determine the Employees and Nonemployee Directors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Nonemployee Directors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 10.2 through 10.9 below.
10.2    Exercise Price. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that (a) the exercise price of any ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, and (b) the exercise price of any Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, unless the Committee in its sole discretion determines otherwise.
10.3    Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that (a) no ISO shall be exercised after the tenth (10th) anniversary of the date of grant of such ISO and (b) no Nonqualified Stock Option shall be exercised after the twentieth (20th) anniversary of the date of grant of such Nonqualified Stock Option. Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.
10.4    Vesting Date. The Committee shall specify the Vesting Date with respect to each Stock Option in the Award Agreement. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify a Vesting Date in the Award Agreement, one-third (1/3) of such Stock Option shall Vest and become exercisable on each of the first three (3) anniversaries of the date of grant and shall remain exercisable following such anniversary date until the Stock Option expires in accordance with its terms under the Award Agreement or under the terms of the Plan. The Vesting of a Stock Option may be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting if certain Performance Goals are achieved.
10.5    Exercise of Stock Options. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Award Agreement.
10.6    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to the shares of Common Stock covered by a Stock Option until that Participant has become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant has become the holder

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of record of any shares covered by such Stock Option; provided, however, that Participants are entitled to the adjustments set forth in Section 7.2. No dividends or dividend equivalents shall be paid in connection with Stock Options.
10.7    Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 10.0, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any "Parent Corporation" (as defined in Code Section 424(e)) or of any "Subsidiary Corporation" (as defined in Code Section 424(f)) on the date of grant. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The maximum number of shares of Common Stock that may be delivered to Participants with respect to ISOs under the Plan shall be 200,000. For purposes of the preceding sentence, ISOs shall be taken into account in the order in which they are granted. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined Voting Stock of the Company or of any Parent Corporation or of any Subsidiary Corporation, unless the exercise price of the ISO is fixed at not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the fifth (5th) anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.
10.8    Additional Terms and Conditions. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Employers.
10.9    Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (hereinafter referred to as an "Original Option") to purchase shares of the stock of any corporation:
(a)    the stock or assets of which were acquired, directly or indirectly, by the Company or any Subsidiary, or
(b)    which was merged with and into the Company or a Subsidiary;
so that the Original Option is converted into a Stock Option (hereinafter referred to as a "Conversion Stock Option"); provided, however, that such Conversion Stock Option as of the date of its grant (the "Conversion Stock Option Grant Date") shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee, in its sole discretion determines otherwise, a Conversion Stock Option which is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (i) is treated as the issuance or assumption of a stock option under Code Section 424(a), and (ii) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).

11.0	Stock Awards and Stock Units
11.1    Stock Awards. The Committee may, in its sole discretion, grant Stock Awards to Employees and/or Nonemployee Directors as additional compensation or in lieu of other compensation for Service to an Employer. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Committee in its sole discretion determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant's Service within specified periods.
11.2    Delivery of Shares Upon Vesting. Upon the Vesting of a Stock Award, the restrictions applicable to the shares of Common Stock underlying a Stock Award shall lapse. The Committee may require (a) the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or (b) that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to the shares of Common Stock subject to a Stock Award, the Participant may have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, to the extent that the Committee so determines on the date of grant and provides in the Award Agreement; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Stock Award as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Stock Awards and held or restricted as provided in this Section.

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11.3    In General. The Committee may, in its sole discretion, grant to Employees and/or Nonemployee Directors Stock Units as additional compensation or in lieu of other compensation for Service to an Employer. A Stock Unit is a hypothetical right to receive a share of Common Stock and is represented by a notional account established and maintained (or caused to be established or maintained) by the Company for a Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify.
11.4    Payout of Stock Units. Upon the Vesting of a Stock Unit, the share of Common Stock corresponding to the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

12.0	Performance-Based Awards
12.1    In General. The Committee, in its sole discretion, may designate Awards granted under the Plan as Performance-Based Awards if it determines that such compensation might not be tax deductible by the Company due to the deduction limitation imposed by Section 162(m).
12.2    Qualification of Performance-Based Awards. Awards shall only qualify as Performance-Based Awards under the Plan if:
(a)    at the time of grant the Committee is comprised solely of two (2) or more "outside directors";
(b)    with respect to either the granting or Vesting of an Award (other than a Nonqualified Stock Option which is granted with an exercise price at or above the Fair Market Value of a share of common Stock on the date of grant), such Award is subject to the achievement of at least one Performance Goal based on one or more Performance Measures specified by the Committee;
(c)    the Committee establishes in writing, no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), (i) the objective Performance Goals applicable to a given performance period and (ii) the individual employees or class of Participants to which such Performance Goals apply;
(d)    no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the Performance Goal(s) (and any other material terms) applicable to such performance period have been satisfied; and
(e)    after the establishment of a Performance Goal, the Committee shall not revise such Performance Goal (unless such revision will not disqualify compensation attributable to the Award as a Performance-Based Award) or increase the amount of compensation payable with respect to such Award upon the attainment of such Performance Goal.
12.3    Annual Incentive Awards. The Committee may, in its sole discretion, may make Annual Incentive Awards to Employees, which may be based on the achievement of specified performance goals as determined by the Committee. A Participant must remain continuously in Service with an Employer through the last day of the calendar year to be eligible to receive a payout of the Annual Incentive Award with respect to such calendar year. Unless the Committee specifies otherwise in the Award Agreement, payout of the Annual Incentive Award will be made in cash. A Participant who terminates Service before the end of the calendar year will forfeit his or her Annual Incentive Award; provided that, if the Participant's Service terminated due to the Participant's death or Disability, the Committee may approve, in its sole discretion, a pro rata payout to such Participant. Notwithstanding the foregoing, if there is a Change in Control of the Company, the Committee, in its sole discretion, may provide for immediate payout of the Annual Incentive Award otherwise payable to a Participant pursuant to this Section.
12.4    Performance-Based Annual Incentive Awards. To the extent that the Committee deems it appropriate that an Annual Incentive Award granted to a Covered Employee should qualify as a Performance-Based Award, the following additional provisions shall apply:
(a)    In accordance with the requirements under Section 162(m), the maximum aggregate dollar amount paid to an individual Participant in any one calendar year pursuant to an Annual Incentive Award or other cash-based

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award that is intended to qualify as Performance-Based Compensation shall not exceed three percent (3.0%) of the Company's pretax income before allocation of corporate overhead and bonus as reported in the Company's consolidated statement of income included in its Annual Report on Form 10-K, adjusted to eliminate the effect on pretax income of accrued cash-based incentive compensation expense for the calendar year for which the Award is granted.
(b)    In no event will an Annual Incentive Award to an individual Participant in any calendar year exceed $2,000,000, which limit shall apply regardless of whether the Annual Incentive Award is paid out in equity or cash.
(c)    The Committee may adjust downwards, but not upwards, the amount payable pursuant to an Annual Incentive Award. The Committee shall have the power to impose such other restrictions on Annual Incentive Awards subject to this Section 12.0 as it may deem necessary or appropriate to ensure that such Awards qualify as Performance-Based Awards.

13.0	Change in Control
13.1    Accelerated Vesting. Notwithstanding any other provision of this Plan to the contrary, if there is a Change in Control of the Company, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding Awards, including, without limitation, accelerating the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 17.0; and provided further that, in the absence of different action by the Committee, each outstanding Award which Vests on the basis of the passage of time shall immediately and automatically Vest on the date of the Change in Control to whatever additional extent (if any) it would have been vested on the date that is one (1) year after the date of the Change in Control.
13.2    Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, (i) all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, (ii) each holder of an Award shall receive an amount equal to the value of such Award on the date of the Change in Control, which with respect to each share of Common Stock subject to a Stock Option shall be an amount equal to the excess of the Fair Market Value of a share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option, and/or (iii) underwater Stock Options may be cancelled for no consideration. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable to stockholders of the Company in the Change in Control transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.
13.3    Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity that acquires control of the Company or may be substituted by a similar award under such entity's compensation plans.

14.0	Termination of Service
14.1    Termination of Service Due to Death or Disability. Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant's Service is terminated due to death or Disability:
(a)    all Unvested portions of Awards held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall immediately be forfeited by such Participant as of such date;
(b)    all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall be paid in accordance with the payout schedule applicable to Vested Awards; and
(c)    all Vested portions of Stock Options held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall remain exercisable until the earlier of:
(i)    the end of the twelve (12) month period following the date of the Participant's death or the date of the termination of his or her Service, as the case may be, or
(ii)    the date the Stock Option would otherwise expire.

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14.2    Termination of Service for Cause. Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant's Service is terminated by the Company for Cause, all Awards held by a Participant on the date of the termination of his or her Service for Cause, whether Vested or Unvested, shall immediately be forfeited by such Participant as of such date. In the event that Stock, cash or other property comprising a Vested Award has been distributed to a Participant prior to a termination of Service for Cause, the Participant shall be obligated to return to the Company within thirty (30) days after such termination of Service (a) the Stock, cash or other property comprising that Award or (b) if such Stock or other property has been disposed of by the Participant, cash equal in amount to the greater of (i) the Fair Market Value of such Stock or other property at the time of its disposition or (ii) the amount received in exchange for such Stock or other property.
14.3    Other Terminations of Service. Unless otherwise provided pursuant to any written agreement between an Employer and a Participant, if a Participant's Service is terminated for any reason other than for Cause, death or Disability:
(a)    all Unvested portions of Awards held by the Participant on the date of the termination of his or her Service shall immediately be forfeited by such Participant as of such date;
(b)    all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the termination of his or her Service shall be paid in accordance with the payout schedule applicable to Vested Awards; and
(c)    all Vested portions of Stock Options held by the Participant on the date of the termination of his or her Service shall remain exercisable until the earlier of:
(i)    the end of the ninety (90) day period following the date of the termination of his or her Service, or
(ii)    the date the Stock Option would otherwise expire.
14.4    Committee Discretion. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that:
(a)    any or all Unvested portions of Stock Options held by the Participant on the date of the Participant's death and/or the date of the termination of his or her Service, as the case may be, shall immediately become exercisable as of such date and, except with respect to ISOs, shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire;
(b)    any or all Vested portions of Nonqualified Stock Options held by the Participant on the date of the Participant's death and/or the date of the termination of his or her Service, as the case may be, shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire;
(c)    any or all Unvested portions of Stock Awards and/or Stock Units held by the Participant on the date of the Participant's death and/or the date of the termination of his or her Service shall immediately Vest or shall become Vested on a date that occurs on or prior to the date the Award is scheduled to vest; and/or
(d)    all Vested portions of Awards (other than Vested portions of Stock Options) held by the Participant on the date of the Participant's death or the date of the termination of his or her Service, as the case may be, shall be paid on a date that occurs prior than the Vested Award is schedules to be paid.
14.5    ISOs. Notwithstanding anything contained in the Plan to the contrary, (a) the provisions contained in this Section 14.0 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO, and (b) the exercise period of an ISO in the event of a termination of the Participant's Service due to Disability provided in Section 14.1, shall be applied only if the Participant is "permanently and totally disabled" (as such term is defined in Code Section 22(e)(3)).

15.0	Taxes
15.1    Withholding Taxes. With respect to Employees, an Employer may require a Participant who has become Vested in an Award granted hereunder, or who exercises a Stock Option granted hereunder, to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation or entity that employs such Participant shall have the right to withhold the amount of such taxes from any other

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sums due or to become due from such corporation or entity to the Participant upon such terms and conditions as the Committee shall prescribe. The Employer may, in its discretion, hold the stock certificate to which such Participant is entitled upon the Vesting of an Award or the exercise of a Stock Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.
15.2    Use of Common Stock to Satisfy Withholding Obligation. With respect to Employees, at any time that an Employer becomes subject to a withholding obligation under applicable law with respect to the Vesting of a Stock Award or Stock Unit or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Employer to withhold from shares issuable in the related vesting or exercise either a specified number of shares or shares of Common Stock having a specified value (in each case equal to the related minimum statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction in order to comply with the requirements for "equity accounting" in accordance with FASB Accounting Standards Codification Topic 718, (b) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. Any withheld shares and any other shares of Common Stock tendered in payment shall be valued based on the Fair Market Value of a share of Common Stock on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.
15.3    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
15.4    Section 409A Deferred Compensation. Awards under the Plan are intended to be exempt from, or otherwise comply with, the requirements of Section 409A, and the Plan and each Award shall be interpreted and construed consistent with such intent. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may permit Participants to elect to defer receipt of all or any portion of an Award otherwise payable to the Participant, pursuant to procedures established by the Committee and in compliance with the requirements of Section 409A. References in this Plan to “termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Section 409A to the extent necessary or advisable to comply with Section 409A. Any payment or distribution of an Award that is subject to Section 409A that is to be made to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A and as determined by the Committee, on account of a “separation from service” under Section 409A, may not be made before the date that is six (6) months after the date of such “separation from service.” The Company cannot guarantee that the Awards, payments, and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A.
15.5    Golden Parachutes. Subject to any written agreement between an Employer and a Participant, if any payment to be made under the Plan would be treated by the Internal Revenue Service as an "excess parachute payment" as such term is defined in Code Section 280G, then the Employer may reduce the amount of such payment so that such payment will not be treated as an "excess parachute payment"; provided, however, that such reduction must take into account all "parachute payments" as such term is defined in Code Section 280G, so that such reduction results in the aggregate of all "parachute payments" to the Participant being equal to $1.00 less than the Participant's applicable "base amount" as such term is defined in Code Section 280G.

16.0	Miscellaneous
16.1    Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
16.2    No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of

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an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be required to be established and no segregation of assets shall be required to be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
16.3    No Right to Continued Employment or Service or to Grants. The Participant's rights, if any, to continue to provide Service to an Employer (in any capacity) shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Employer reserves the right to terminate the Service of any Employee at any time. The adoption of the Plan shall not be deemed to give any Employee or Nonemployee Director or any other individual or entity any right to be selected as a Participant or to be granted an Award.
16.2    Employment Agreement. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement between a Participant and the Company or a Subsidiary provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement shall control.
16.2    Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no action may be taken which would result in a violation of the Exchange Act or any other applicable law.
16.3    Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.
16.4    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares, or whether such fractional shares or any rights relating thereto shall be forfeited or otherwise eliminated.
16.5    Transferability. Except as otherwise set forth in an Award Agreement, Awards under the Plan are not transferable except to the Participant’s beneficiary upon the death of the Participant. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event will an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Code Section 422.
16.6    Electronic Delivery of Plan Information and Electronic Signatures. To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

17.0	Amendment or Termination of Plan or Awards
17.1    Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no such action shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant's consent, unless such amendment is required to conform the terms of an outstanding Award or the Plan to the requirements of applicable Law.
17.2    Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no such action shall reduce the amount of any outstanding Award or otherwise adversely change the terms and conditions thereof without the Participant's consent.
17.3    Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time, provided that if the amendment or modification adversely affects the Participant, such amendment or

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modification shall be by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, and subject to stockholder approval in accordance with Section 4.0, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to a Participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Participant under the Plan, or any award previously granted to such Participant under any other present or future plan of the Company or any present or future plan of an entity which (a) is purchased by the Company, (b) purchases the Company, or (c) merges into or with the Company.
17.4    Compensation Recovery Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recovery under the Company's Compensation Recovery Policy as may be in effect from time to time, including, without limitation, the provisions of any such policy required by Section 10D of the Exchange Act and any applicable rules or regulations issued by the U.S. Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

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